UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Webster Financial Corporation

(Exact Name of Registrant as Specified In Its Charter)

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March 13, 2015

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 23, 2015 at 4:00 p.m., Eastern Time, at the Webster Bank Resource Center, 436 Slater Road, New Britain, Connecticut 06053.

At the Annual Meeting, you will be asked: (i) to elect eleven directors to serve for one-year terms; (ii) to approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2015; (iv) to approve the material terms for payment of performance based compensation, and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2014 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2015

To the Shareholders of

Webster Financial Corporation:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 23, 2015 at 4:00 p.m., Eastern Time, at the Webster Bank Resource Center, 436 Slater Road, New Britain, Connecticut 06053, for the following purposes:

1.	Election of Directors - To elect eleven directors to serve for one-year terms (Proposal 1);

2.	Say on Pay - To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3.

Ratification of Appointment of Independent Registered Public Accounting Firm - To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2015 (Proposal 3);

4.	Terms of Performance-Based Compensation - To approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4); and

5.

Other Business - To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

    The Board of Directors has fixed the close of business on February 23, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 13, 2015

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 23, 2015: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our 2014 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2015

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Company” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 23, 2015 at 4:00 p.m., Eastern Time, at the Webster Bank Resource Center, 436 Slater Road, New Britain, Connecticut 06053 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 13, 2015.

The Annual Meeting has been called for the following purposes:

1. To elect eleven directors to serve for one-year terms (Proposal 1);

2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2015 (Proposal 3);

4. To approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4); and

5. To transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted:

1. FOR the election of the Board’s nominees as directors;

2. FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster;

3. FOR the ratification of the appointment of Webster’s independent registered public accounting firm; and

4. FOR the approval of the material terms for payment of performance-based compensation under the 1992 Stock Option Plan.

Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Frederik F. Erikson, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person.

The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500 plus reimbursement of certain out-of-pocket expenses.

Who Can Vote - The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 23, 2015 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 6,994 holders of record of the 90,445,480 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting - If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 22, 2015. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet - If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 22, 2015. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail - You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the non-binding, advisory vote on the compensation of the named executive officers of Webster, to approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan, and to ratify the appointment of Webster’s independent registered public accounting firm. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.” Because none of the matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452 except for the ratification of the appointment of the independent registered public accounting firm, there potentially can be broker non-votes at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1, 2 or 4 and, therefore, will have no effect on the outcome of the votes for those proposals. Abstentions will not be counted for purposes of determining the number of votes cast on Proposal 3 and, therefore, will have no effect on the outcome of the vote for that proposal. Proposal 3 concerns a routine matter and thus brokerage firms may vote, in person or by proxy, on such proposal on behalf of their clients without voting instructions.

Electronic Delivery of Proxy Materials - As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Company’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K - Webster is required to file an annual report on Form 10-K for its 2014 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Frederik F. Erikson, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Company’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, eleven directors will be elected to serve for one-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who failed to receive a majority of the votes cast will not participate in the Board’s decision.

Information as to Nominees

The following table sets forth the names of the Board of Directors’ nominees for election as directors, all of whom are current directors of Webster. Also set forth in the table is certain other information with respect to each such person’s age at December 31, 2014, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

Following the table are biographies of each of the nominees which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance and marketing. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified candidates is described beginning on page 13 under “Corporate Governance—Director Qualifications and Nominations.”

Director Nominees:	Age at 12/31/2014	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
William L. Atwell	64	2014	2015	Director	Risk
Joel S. Becker	66	1986	2015	Director	Compensation; Nominating and Corporate Governance
John J. Crawford	70	1996	2015	Lead Director	Executive; Nominating and Corporate Governance (Chair); Risk
Robert A. Finkenzeller	64	1986	2015	Director	Audit; Nominating and Corporate Governance
Elizabeth E. Flynn	54	2014	2015	Director	Audit
C. Michael Jacobi	72	1993	2015	Director	Compensation; Risk
Laurence C. Morse	63	2004	2015	Director	Audit; Compensation
Karen R. Osar	65	2006	2015	Director	Executive; Audit (Chair); Risk
Mark Pettie	58	2009	2015	Director	Executive; Audit; Risk (Chair)
Charles W. Shivery	69	2009	2015	Director	Executive; Compensation (Chair); Nominating and Corporate Governance
James C. Smith	65	1986	2015	Chairman and Chief Executive Officer; Director	Executive (Chair)

William L. Atwell is managing director of Atwell Partners, LLC, a Darien, Connecticut based company which provides consulting services and market insights to the financial services industry. Mr. Atwell was President of CIGNA International at CIGNA Corporation from 2008 to 2012. Earlier in his career, Mr. Atwell held various senior positions with The Charles Schwab Corporation, including President, Individual Investor Enterprise and Schwab Bank. Mr. Atwell began his career at Citibank where he held various senior executive roles. Mr. Atwell serves as an independent trustee of AQR Mutual Funds (AQR Capital Management LLC) and chairs the Nominating and Governance Committee and is a member of the Audit Committee. Mr. Atwell serves as the Chairman of the Fairfield University board of trustees. Mr. Atwell is a member of the Risk Committee.

Mr. Atwell’s role as a former President of CIGNA International and thirty five years of executive experience in the retail financial services industry, including banking, brokerage and insurance, provides insight regarding Webster’s opportunities and challenges.

Joel S. Becker is Chairman and Chief Executive Officer of Torrco, a Waterbury, Connecticut based wholesale distributor of plumbing, heating and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Becker’s experience as Chairman and Chief Executive Officer of a local business in Webster’s market area combined with more than twenty-five years of experience on Webster’s Board gives him unique insight into Webster’s challenges, opportunities and operations. He also has extensive experience in public company executive compensation as a result of his over nine years of service as Chair of the Compensation Committee.

John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chair of the Nominating and Corporate Governance Committee, a member of the Risk Committee and a member of the Executive Committee.

Mr. Crawford’s extensive executive and corporate governance experience as a former Chief Executive Officer of three companies, including a financial institution, and his fifteen plus years of service on Webster’s Board, including twelve years as the Lead Director, provides him with a seasoned view of Webster’s operations and challenges.

Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Finkenzeller brings meaningful corporate governance experience to the Board having served as a member of the Audit, Compensation, Nominating and Corporate Governance, and Risk Committees. Mr. Finkenzeller is an executive of a business based in Webster’s market area and has over twenty-five years of experience on Webster’s Board.

Elizabeth E. Flynn is Vice Chairman of Marsh, LLC in New York, New York, a global leader in insurance broking and risk management. Ms. Flynn was President of Marsh’s Insurance Services Group from September 2012 to May 2013, and CEO and President of Marsh U.S. Consumer from October 2011 to September 2012. From June 2010 to October 2011, she served as Global Chief Operating Officer at Guy Carpenter & Company LLC. Earlier in her career, Ms. Flynn was Senior Vice President, Restructuring Office/Divestitures, at American International Group, and worked more than 20 years at JP Morgan Chase & Company in various senior executive roles. Ms. Flynn is a member of the Audit Committee.

Ms. Flynn’s role as Vice Chairman of Marsh, LLC and extensive operational and transformational leadership in numerous financial services organizations, including retail banking units while at JP Morgan Chase, brings meaningful and relevant experience to Webster.

C. Michael Jacobi is President of Stable House 1, LLC, a Middlebury, Connecticut based company engaged in real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a director of Katy Industries, Inc., a publicly held company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a director of Corrections Corporation of America (NYSE:CXW), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, a director and chairman of the board of Sturm Ruger & Co., Inc. (NYSE:RGR), a publicly held company headquartered in Southport, Connecticut engaged in manufacturing and distribution of consumer products, a director of Kohlberg Capital Corporation (NASDAQ:KCAP), a publicly held company headquartered in New York, New York specializing in middle market companies, and a director of Performance Sports Group (NYSE:PSG), a publicly held company headquartered in Exeter, New Hampshire engaged in the design and manufacture of sports equipment. Mr. Jacobi is a member of the Compensation Committee and the Risk Committee.

Mr. Jacobi provides the Board with extensive experience and expertise in corporate finance and accounting as a Certified Public Accountant, having served as Chair of the Audit Committee of Webster for many years. His former service as the Chief Executive Officer of a public company also brings strong executive experience to the Board.

Laurence C. Morse is the Managing Partner of Fairview Capital Partners, Inc., in West Hartford, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Institute of International Education, a member of the Board of Trustees of Princeton University, and is a director of Princeton University Investment Company and a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. Mr. Morse is a member of the Audit Committee and the Compensation Committee.

Mr. Morse’s entire career has been spent in the investment management field, including as the co-founder and Managing Partner of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues. His experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE:CHMT), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to April 2003, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation. She is a director and audit committee chair of Innophos Holdings, Inc. (NASDAQ:IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey, a director and audit committee member of Sappi Limited (JSE:SAP), a publicly held company and one of the largest global producers of coated paper and chemical cellulose, headquartered in Johannesburg, South Africa, and from 1999 through 2006 she served as a director and audit and finance committee chair of Allergan, Inc., a publicly held multi-specialty health care company focused on developing and commercializing pharmaceuticals. Ms. Osar is Chair of the Audit Committee and a member of the Risk Committee and the Executive Committee.

Ms. Osar’s experience as the former Chief Financial Officer of a public company, her previous corporate finance experience at JPMorgan Chase & Company and her service as Chair of the Audit Committee for Webster and as the chair of the audit committee of another public company, provides the Board with strong corporate finance and accounting experience. Her board committee service also provides corporate governance and executive compensation expertise.

Mark Pettie is President of Blackthorne Associates, LLC, a Woodcliff Lake, New Jersey based company which provides consulting services to firms investing in a wide range of consumer oriented businesses. Mr. Pettie served as Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE:PBH), a publicly held company headquartered in Irvington, New York which develops, sells, distributes and markets over-the-counter drugs, household cleaning products and personal care items, from January 2007 until September 2009. He was President of the Dairy Foods Group with ConAgra from 2005 to 2006. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility in general management, marketing and finance at Kraft Foods and was named Executive Vice President and General Manager of Kraft Food’s Coffee Division in 2002. He is Chair of the Risk Committee, a member of the Audit Committee, and the Executive Committee.

Mr. Pettie’s experience as Chief Executive Officer of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing. He also has extensive business and corporate governance experience as a director for both public and private companies.

Charles W. Shivery is former non-executive Chairman of the Board of Northeast Utilities (NYSE:NU). He joined Northeast Utilities in 2002 and was Chairman, President and Chief Executive Officer from March 2004 until April 2012, upon the completion of the merger with NSTAR, and then served as non-executive Chairman of the Board until October 2013. He previously held posts with the company including interim President, President-Competitive Group of Northeast Utilities, and President and Chief Executive Officer of NU Enterprises, Inc., the unregulated subsidiary of the Northeast Utilities system. Prior to that, he was co-president of the Constellation Energy Group, the parent company of Baltimore Gas & Electric and other energy related businesses. Mr. Shivery is a director of Portland General Electric Company (NYSE:POR), an electrical utility company headquartered in Portland, Oregon. He is Chair of the Compensation Committee, and a member of the Executive Committee, and the Nominating and Corporate Governance Committee.

Mr. Shivery’s former service as the President and Chief Executive Officer of an energy company provides extensive experience managing a sizable, highly regulated business. Northeast Utilities (now known as Eversource Energy), conducts business in a large part of the region serviced by Webster, so certain variables impact both businesses similarly. Mr. Shivery also provides the Webster Board with corporate governance and executive compensation knowledge.

James C. Smith is Chairman and Chief Executive Officer of Webster and Webster Bank. Mr. Smith joined Webster Bank in 1975 and was appointed CEO of the bank and the holding company in 1987 and Chairman in 1995. He was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of the holding company at its inception in 1986. He served as President of Webster and Webster Bank until 2000, and again from 2008 through 2011. Mr. Smith is a past member of the board of directors of the American Bankers Association and served until recently as co-chairman of the ABA’s American Bankers Council for midsize banks. He is actively involved in the Midsize Banks Coalition of America. He is a past member of the board of directors of the Financial Services Roundtable. He served on the board of directors of the Federal Reserve Bank of Boston and on the board of directors of the Federal Home Loan Bank of Boston. He is a past member of the Federal Advisory Council, which advises the deliberations of the Federal Reserve Board of Governors. Mr. Smith served on the executive committee of the Connecticut Bankers Association. He is actively engaged in community service and serves on the board of Saint Mary’s Health System in Waterbury, Connecticut. He is Chair of the Executive Committee.

Mr. Smith’s position as Chairman and Chief Executive Officer of Webster and his day to day leadership of the Company provide him with thorough knowledge of Webster’s opportunities, challenges and operations. He also has extensive experience in banking.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors (the “Board”). Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years, Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy. Certain of such practices and policies are listed in the chart below and certain of those listed are discussed in greater detail elsewhere in this Proxy Statement.

Board and Governance Information	2014
Size of Board	11
Number of Independent Directors	10
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Equity Grant to Non-Employee Directors	Yes
Board Orientation / Education Program	Yes
Code of Business Conduct & Ethics for Directors	Yes
Stock Ownership Guidelines for Directors	Yes
No Poison Pill	Yes
Policy Prohibiting Hedging / Pledging of Company Stock	Yes
Annual Board & Committee Evaluations	Yes

Board Leadership

At Webster, the roles of Chairman of the Board and principal executive officer are combined, both held by Mr. Smith. In addition, there is a lead independent director who is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board shall appoint an independent director to serve as the Lead Director of the Board for a one-year term, or until a successor is appointed. The lead independent director presides over the executive sessions of independent directors and assists and advises the Chairman of the Board. During fiscal year 2014, Mr. Crawford served as the lead independent director. The Board believes that having a combined Chairman and principal executive officer, coupled with a lead independent director, is the most appropriate leadership structure for Webster, especially given Mr. Smith’s long service as Chief Executive Officer and his extensive knowledge of the Company and its governance. This structure allows Board discussions regarding performance and strategic matters to be led by the person who oversees Webster’s strategy and operations and establishes a single voice to speak on behalf of Webster, while the lead independent director component of the structure provides independent leadership that mitigates any real or perceived conflicts of interest.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” on page 47 of this Proxy Statement, and on discussions with the Board.

As a result of this evaluation, the Board affirmatively determined that each of Messrs. Atwell, Becker, Crawford, Finkenzeller, Jacobi, Morse, Pettie, Shivery and Mses. Flynn and Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that in addition to Webster providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates, some directors and their affiliated entities provide services to Webster in the ordinary course of business. In particular, the Board considered the following relationships:

•

John J. Crawford was Chairman of the Board of a non-profit organization to which Webster Bank made a charitable contribution in 2014. The Board determined that the amount contributed by Webster Bank was not material and would not impair Mr. Crawford’s independence.

•

C. Michael Jacobi’s son, Gregory Jacobi, was employed by Webster Bank in 2014 as a Senior Vice President. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions.

Mr. Smith is not considered independent because he is an executive officer of Webster and Webster Bank.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2014 the Board held 2 meetings that were limited to independent directors. The lead independent director presides over the executive sessions of independent directors.

Risk Oversight

The Board administers its risk oversight function primarily through the Risk Committee, which is described in more detail below. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. In addition, the Compensation Committee and the Risk Committee review and assess risks as related to Webster’s compensation programs. Webster also has a Chief Risk Officer, Daniel H. Bley, who reports in that capacity to the Risk Committee, as well as two senior risk officers who report to the Chief Risk Officer.

Board and Committee Meetings

During 2014, Webster held 9 meetings of its Board. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board and qualification guidelines for board members. The Board has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our Code of Conduct. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Company’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board has appointed an Audit Committee that oversees the Company’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Company’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Company’s website at: www.wbst.com. During 2014, the Audit Committee held 5 meetings. The members of the Audit Committee currently are Ms. Osar (Chair) and Messrs. Finkenzeller, Morse, Pettie, and Ms. Flynn. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board has determined that each of the members of the Audit Committee is financially literate and that Ms. Osar qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Board has appointed a Compensation Committee. During 2014, the Compensation Committee held 6 meetings. Compensation Committee meetings are attended by Webster’s Chief Executive Officer (“CEO”) and President, other than while their compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2014, see “Compensation Discussion and Analysis.” The members of the Compensation Committee currently are Messrs. Shivery (Chair), Becker, Jacobi and Morse. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Company’s subsidiary, Webster Bank. A copy of the Compensation Committee’s charter is available on the Company’s website at: www.wbst.com. The Compensation Committee may delegate to its chairperson or any other Compensation Committee member such power and authority as the Compensation Committee deems appropriate, except such powers and authorities required by law to be exercised by the whole Compensation Committee or subcommittee thereof.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and approving annual bonus arrangements and long term incentive compensation paid to the CEO. The Committee reviews and makes recommendations to the Board with respect to the annual base salary, and severance and/or change in control or similar agreements/provisions, if any, for the CEO; annually determining such compensation and benefits for the members of the Company’s Executive Management Committee other than the CEO; annually recommending to the Board the content of the annual performance evaluation for the CEO and reviewing performance evaluations for all members of the Executive Management Committee; administering and implementing the Company’s performance based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Executive Management Committee positions; and reviewing and approving on a periodic basis the Company’s employee stock ownership guidelines. The Committee also reviews and makes recommendations to the Board with respect to director compensation.

For information on the role of compensation consultants determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis – Compensation Consultant.”

Executive Committee

The Board has appointed an Executive Committee that has responsibility for serving as an exploratory committee for mergers and acquisitions and to serve as an ad hoc committee as needed. The Executive Committee did not meet during 2014. The members of the Executive Committee are Messrs. Smith (Chair), Crawford, Pettie, Shivery and Ms. Osar.

Nominating and Corporate Governance Committee

The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Company. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at: www.wbst.com. During 2014, the Nominating and Corporate Governance Committee held 2 meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chair), Becker, Finkenzeller and Shivery. Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the NYSE.

Risk Committee

The Board has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s enterprise risk management, receiving information regarding the Company’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Company. The Risk Committee also has responsibility for overseeing management’s monitoring of security issues. During 2014, the Risk Committee held 5 meetings. The members of the Risk Committee are Messrs. Pettie (Chair), Atwell, Jacobi, and Ms. Osar.

Director Qualifications and Nominations

The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity and values, and be committed to representing the long term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business. These attributes are embodied in Webster’s Qualification Guidelines for Board Members, which specifies that diversity is one of the factors to be considered in deciding on nominations for directors.

When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence from management;
•	judgment, skill, integrity and reputation;
•	relevant specific industry experience;
•	age, gender and ethnic background;
•	current position with another business or entity;
•	potential conflicts of interests with other pursuits; and
•	existing ties to the Company’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Qualification Guidelines for Board Members periodically.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 13, 2015 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 13, 2015. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice, (i) the name and address, as they appear on Webster’s books, of such shareholder, and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2014. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

Name	Fees Earned or Paid in Cash ($) 1	Stock Awards ($) 2	Option Awards ($) 3	All Other Compensation ($) 4	Total ($)

William L. Atwell	30,850	43,304	—	605	74,759

Joel S. Becker	49,850	60,401	—	3,596	113,847

John J. Crawford	81,500	60,401	—	3,596	145,497

Robert A. Finkenzeller	50,900	60,401	—	3,596	114,897

Elizabeth E. Flynn	23,610	34,194	—	231	58,035

C. Michael Jacobi	53,900	60,401	—	1,986	116,287

Laurence C. Morse	53,500	60,401	—	3,596	117,497

Karen R. Osar	66,900	60,401	—	3,596	130,897

Mark Pettie	63,100	60,401	—	3,596	127,097

Charles W. Shivery	61,300	60,401	—	3,596	125,297

1	Includes meeting fees, fees paid to Mr. Crawford as Lead Director and committee chair, to Messrs. Pettie, Shivery and Ms. Osar as committee chairs and the $32,000 annual retainer fee.

2

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of the restricted shares awarded to Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Jacobi, Morse, Pettie and Shivery in 2014 was $30.88 per share, and for Mr. Atwell and Ms. Flynn it was $28.64 and $29.58 respectively. The assumptions used to calculate the amount recognized for these stock awards are set forth in footnote 19 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2014. As of December 31, 2014, Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Morse, Pettie and Shivery had 4,639 unvested restricted shares from the annual equity grants in 2012, 2013 and 2014, and Messrs. Atwell and Jacobi and Ms. Flynn had 1,512, 1,956, 1,156 unvested restricted shares, respectively.

3

No stock options were granted to non-employee directors in 2014. As of December 31, 2014, each director had the following number of options outstanding, all of which are currently exercisable: Mr. Atwell 0; Mr. Becker, 50,528; Mr. Crawford, 50,528; Mr. Finkenzeller, 50,528; Ms. Flynn, 0; Mr. Jacobi, 50,528; Mr. Morse, 50,528; Ms. Osar, 46,528; Mr. Pettie, 25,423; and Mr. Shivery, 13,274.

4	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2014.

Webster uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock Ownership Guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2014, each non-employee director of Webster received an annual retainer of $32,000. In addition, non-employee directors of Webster received 1,956 shares of restricted stock, which vest incrementally over three years. The retainer and grant to Mr. Atwell and Ms. Flynn were prorated because they joined the Board during 2014.

In addition, except as set forth below, each non-employee director received $1,200 for each Webster or Webster Bank Board meeting attended, $1,200 for each committee meeting attended, and $600 for each telephonic Webster or Webster Bank Board and committee meeting called by either Webster or Webster Bank. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Non-employee directors receive $1,000 for a committee meeting if it is held on the same day as a Board meeting and $1,000 for a second committee meeting if more than one committee meeting is held on the same day. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending Board meetings.

In 2014, the Lead Director received an additional annual retainer of $22,500. The Chair of the Audit Committee received an annual additional retainer of $15,000, the Chair of the Compensation Committee and the Chair of the Risk Committee received additional annual retainers of $10,000 and the Chair of the Nominating and Corporate Governance Committee received an additional annual retainer of $7,500.

Webster stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $200,000. Non-employee directors who do not meet the guidelines agree to hold all long term incentives, which include vested restricted stock and exercised stock options (net of exercise price and taxes), until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Company’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management directors as a group or any other group of directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1074

754 Chapel Street

New Haven, Connecticut 06510

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving on December 31, 2014 (the “named executive officers” or “NEOs”).

Name	Age as of December 31, 2014	Positions with Webster and Webster Bank
James C. Smith	65	Chairman, Chief Executive Officer and Director

Glenn I. MacInnes	53	Executive Vice President and Chief Financial Officer

Joseph J. Savage	62	President and Director of Webster Bank

John R. Ciulla	49	Executive Vice President, Commercial Banking

Nitin J. Mhatre	44	Executive Vice President, Community Banking

Provided below is biographical information for each of Webster’s NEOs, other than Mr. Smith. For information regarding Mr. Smith, see “Election of Directors-Information as to Nominees.”

Glenn I. MacInnes is Executive Vice President and Chief Financial Officer of Webster and Webster Bank. He joined Webster in 2011. Prior to that, Mr. MacInnes was Chief Financial Officer at New Alliance Bancshares for two years and was employed for 11 years at Citigroup in a series of positions, including deputy CFO for Citibank North America and CFO of Citibank (West) FSB. Mr. MacInnes serves on the Board of Wellmore Behavioral Health, Inc.

Joseph J. Savage is President of Webster and Webster Bank. He joined Webster in April 2002 as Executive Vice President, Commercial Banking and was promoted to President of Webster Bank and elected to the board of directors of Webster Bank in January of 2014. Prior to this, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage serves as a director of the MetroHartford Alliance and the Travelers Championship Committee. He serves on the boards of The Bushnell and The Connecticut Bankers Association . He was also the chair of the 2013-14 United Way Campaign for United Way of Central and Northeastern Connecticut.

John R. Ciulla is Executive Vice President, Commercial Banking of Webster and Webster Bank. Mr. Ciulla joined Webster in 2004 and has served in a variety of management positions at the Company, including Chief Credit Risk Officer and Senior Vice President, Commercial Banking, where he was responsible for several business units. He was promoted from Executive Vice President and Head of Middle Market Banking to lead Commercial Banking in January 2014. Prior to joining Webster, Mr. Ciulla was Managing Director of the Bank of New York, where he worked from 1997 to 2004. He practiced law in New York as an associate with McDermott Will & Emery from 1996 to 1997 and with Hughes Hubbard & Reed from 1994 to 1996. He serves on the boards of the Connecticut Business & Industry Association and the Stamford Partnership.

Nitin J. Mhatre is Executive Vice President, Community Banking of Webster and Webster Bank. He joined Webster in October 2008 as Executive Vice President, Consumer Lending of Webster Bank and was appointed Executive Vice President, Consumer Finance in January 2009. He was promoted to his current position in August 2013. Prior to this, Mr. Mhatre worked at Citigroup in St. Louis, Missouri and Stamford, Connecticut in various capacities. In his most recent position, he was the Managing Director for the Home Equity Retail business for CitiMortgage based in Stamford, Connecticut. Prior to that, he was Director, Cards Cross-Sell and Portfolio Management for CitiMortgage based in St. Louis, Missouri, Marketing Director for Citibank Guam, product management head for Mass Affluent & Diners Club Cards for Citibank, India based in Chennai, India and Cards Sales Manager for Citibank India based in Mumbai, India. Mr. Mhatre is a board member of Consumer Bankers Association headquartered in Washington, D.C. and also serves on the board of Junior Achievement of Southwest New England.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2014 fiscal year, and the Board has approved the recommendation.

Compensation Committee

Charles W. Shivery (Chair)

Joel S. Becker

C. Michael Jacobi

Laurence C. Morse

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) discusses in detail the 2014 compensation program for the Company’s named executive officers (“NEOs”). The Compensation Committee (“Committee”) recommends the base salary for the Chief Executive Officer (“CEO”) to the Board of Directors, approves the annual and long term incentives (“LTI”) for the CEO, and sets the compensation for Webster’s other NEOs. Non-NEO members of the Executive Management Committee are also compensated under the same compensation program.

At the annual meeting of shareholders held on April 24, 2014, Webster held an advisory vote on executive compensation. Although the vote was non-binding, the Committee has considered and will continue to consider the outcome of the vote when determining compensation policies and setting NEO compensation. Approximately 98% of the shares of Webster Common Stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as discussed in Webster’s 2014 Proxy Statement. The Committee believes that the results of this advisory vote show strong support for Webster’s compensation policies and procedures. No changes in the overall structure of the programs were made in 2014.

Executive Summary

Highlights of 2014 Operating Performance

Webster reported record net income driven by higher revenue, disciplined expense management, and further improvement in asset quality. Strong loan demand boosted core revenue, which grew for the fifth consecutive year. Webster continued to invest in strategies that are expected to increase Economic Profit1 over time.

1	Economic Profit is a non-GAAP measure and is calculated at the consolidated and business unit level. Economic Profit is defined as net income less the imputed cost of capital.

Highlights Summary (results versus prior year)

•	Record level of net income at $199.8 million, up 11.3%

•	Record net income available to common shareholders of $189.2 million, up 12.1%

•	Record core pre-provision net revenue of $327.0 million rose 8.3%

•	Efficiency ratio of 59.3%, an improvement of 106 basis points

•	Continued improvement in asset quality; annualized net charge-offs as a percentage of average loans and leases of 0.23%

•	Growth in commercial and commercial real estate loans of 15.3%, and overall loan growth of 9.5%

•	Deposit growth of 5.4%

•	Return on Average Tangible Common Shareholders’ Equity of 11.90% versus 11.77%

•	Return on Average Common Shareholders’ Equity of 8.85% versus 8.45%

•	Return on Average Assets of 0.93% versus 0.89%

Objectives of Compensation Program

Webster’s executive compensation program is designed to attract, engage and retain qualified executives and to reward actions and results that the Committee and Board of Directors believe will increase Economic Profit and maximize shareholder return. Special attention is given to ensuring that compensation plans do not encourage NEOs and other executive officers to take unnecessary or excessive risks.

Webster’s executive compensation program is highly performance based and closely aligns total compensation with achievement of Webster’s financial and strategic goals. A meaningful portion of total compensation is tied to future shareholder return, thereby rewarding NEOs and other executive officers for pursuing strategies that are expected to increase Economic Profit over time.

The compensation program has four primary objectives:

•

Equity Based - A meaningful portion of the total compensation opportunity is equity based and is highly dependent on the Company’s return on equity (“ROE”) and total shareholder return (“TSR”) over a three-year period relative to the Compensation Peer Group (“Peer Group”).

•

Performance Based - A majority of total compensation is intended to be variable based on the Company’s success in achieving predetermined financial and strategic goals, its performance relative to the Peer Group, TSR, and ROE.

•

Competitive - Total compensation opportunities should be competitive, thus enabling Webster to attract, engage and retain highly qualified NEOs and other executive officers who will be motivated to achieve Webster’s financial and strategic goals.

•

Safety and Soundness - Webster’s incentive compensation programs do not encourage unnecessary and excessive risk taking and rewards individual actions and behaviors that support Webster’s mission, business strategies and performance based culture.

Compensation Best Practices

The Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

2014 Compensation Best Practices

We Do	We Do Not
Ö A substantial portion of each NEO’s total compensation opportunity is variable, such that actual compensation is closely tied to financial performance and business results	Ø No employment agreements
Ö Stock ownership guidelines are robust to help ensure that the interests of the executive officers are aligned with long term shareholder value and reviewed annually by the Committee	Ø No stock option repricing
Ö The value of LTI granted in February each year is determined based in part on the NEOs’ performance in the prior year	Ø No excise tax gross-up provisions in any agreements with our NEOs
Ö LTI program is 75% performance based driving a pay for performance culture	Ø No stock options may be granted below fair market value
Ö Annual risk review of the Company’s compensation plans are performed	Ø No dividends paid on unvested performance shares
Ö The incentive compensation clawback policy is robust	Ø Perquisites available to NEOs and other executive officers have been limited and reviewed annually by the Committee
Ö CEO and senior leadership succession planning process reviewed annually by the Committee and Board of Directors	Ø No liberal share counting (see page 58)

Setting 2014 Compensation

In February 2014 the Committee reviewed all elements of compensation for NEOs and approved the compensation structure consistent with the objectives outlined above. The design comprises base salary, annual incentive and LTI. The annual incentive rewards current year performance, while the long term equity based incentive aligns the NEOs’ interests with the long term goals and performance of the Company. The LTI grants made in February 2014, comprises a 75/25 mix of performance based shares and time based restricted stock. The grant is based in part on NEOs’ prior year performance. Performance shares have a three-year performance period and time based restricted stock has a three-year vesting of one-third on each anniversary date of grant.

For 2014, the Committee approved total compensation for NEOs which is somewhat higher than compensation for 2013, given the continuing improvement in financial and credit-related results, considerable progress toward achieving strategic goals, and financial performance that exceeded the Peer Group’s performance. The Committee intended that total compensation should be commensurate with that of like institutions with similar performance. Given 2014 financial performance that was above the peer median, the Committee intended that total direct compensation (the total of base salary, the annual incentive and LTI granted in February 2015, based in part on 2014 performance that is disclosed in the non-required 2015 Long Term Annual Incentive Compensation table herein) be somewhat higher than median Peer Group compensation.

Compensation Consultant

In carrying out its responsibilities, the Committee engages McLagan, an independent compensation consultant, to offer market perspectives on annual pay, current executive compensation trends and compensation programs currently in place at Webster. The consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the consultant and determine the nature and scope of the consultant’s assignments. The Committee has engaged McLagan since June 2010. The Committee reviewed the work performed by McLagan and, under SEC and NYSE regulations, determined that the work did not create a conflict of interest.

McLagan provided the Committee ongoing insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, McLagan reviewed all elements of compensation for the NEOs and made recommendations with regard to plan design. McLagan reviewed management’s proposals to the Committee regarding 2014 executive compensation and also presented an analysis of Webster’s 2014 performance relative to the Peer Group as an additional point of reference. McLagan attended all Committee meetings and in each one of those meetings had the opportunity to meet with the Committee in executive session. The Committee weighs the consultant’s perspective as part of its decision-making process. The Committee communicates compensation decisions directly to management. McLagan did not determine the amount or form of compensation paid to Webster’s executive officers or directors during 2014.

Compensation Peer Group

The Committee regularly uses proxy information for the Peer Group to review annually the compensation of Webster’s NEOs relative to comparable positions. This review is supplemented by available market survey data. The Committee may also use comparisons to the Peer Group to consider other market practices relevant to the scope of the NEOs’ responsibilities. This may include, for example, change in control provisions and stock ownership guidelines.

In 2014, the Committee considered actual and, where available, target compensation data from the Peer Group. This data was presented by McLagan and contributed to an assessment of the competitiveness of actual and target pay for Webster NEOs.

The Committee reviews the composition of the Peer Group annually with the assistance of McLagan with the objective of maintaining a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Scope measures include total assets, net revenue, market capitalization and number of employees. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction) and revenue composition (sources and proportion of net interest income and non-interest income). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix. In 2014, McLagan, at the request of the Committee, prepared an evaluation of our Peer Group and determined that our current Peer Group meets the criteria stated above and no action is needed. The Committee approved the recommendation and identified the 13 companies listed below as the Peer Group for 2014:

2014 Compensation Peer Group[1]
Company	Total Assets (in millions)
Associated Banc-Corp	$25,728
BancorpSouth, Inc.	$12,986
BOK Financial Corporation	$27,844
City National Corporation	$30,819
Commerce Bancshares, Inc.	$23,005
Cullen/Frost Bankers, Inc.	$26,523
First Niagara Financial Group, Inc.	$38,625
Fulton Financial Corporation	$17,034
Hancock Holding Company	$19,349
People’s United Financial, Inc.	$33,921
Susquehanna Bankshares, Inc. [2]	$18,507
TCF Financial Corporation	$18,838
Valley National Bancorp	$16,336

75th Percentile	$27,844
Median	$23,005
25th Percentile	$18,507
Webster	$21,524
Percent Rank	46%

1	Data as of 12/31/2013 and is provided by Equilar Insight

2	SUSQ announced plans in 2014 to be acquired by BB&T

Elements of 2014 Compensation

Webster’s compensation program has three basic elements: base salary, annual cash incentive and LTI incentive. All elements of compensation are reviewed annually, both separately and in aggregate, by the Committee to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs. The program is intended to provide NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions with comparable performance. In determining levels of NEOs’

overall compensation, the Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current compensation practices rather than strict rules for establishing compensation. A meaningful portion of pay is tied to financial and strategic performance. Consequently, actual compensation received will vary from targeted compensation.

In early 2014, the Committee engaged McLagan to provide an analysis of Webster’s total compensation as well as the individual components compared to the Peer Group and McLagan’s 2013 Top Management Survey. This data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Based on the findings, the Committee set the components of pay and the weight of each component creating a structure that reflects Webster’s objectives for compensation outlined above while allowing individual variations based on job scope, tenure, retention risk, and other factors relevant to the Committee.

The chart below breaks down total compensation by element, target and pay mix of each component by NEO for the program approved in February 2014. For purposes of this table, “pay mix” represents the percentage of total direct compensation represented by each component.

2014 Components of Total Direct Compensation at Target

Name and Principle Position	Salary		Annual Incentive		Total Cash Compensation		Long-Term Incentive		Total Direct Compensation
		Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix	Target	Pay Mix
James C. Smith Chairman and CEO	$883,544	26%	$883,544	26%	$1,767,088	52%	$1,634,556	48%	$3,401,644	100%

Glenn I. MacInnes EVP and CFO	$454,704	39%	$303,151	26%	$757,855	65%	$404,232	35%	$1,162,087	100%
Joseph J. Savage President[1]	$454,704	39%	$303,151	26%	$757,855	65%	$404,232	35%	$1,162,087	100%

John R. Ciulla EVP, Commercial Banking[2]	$364,944	41%	$237,214	27%	$602,158	68%	$284,656	32%	$886,814	100%
Nitin J. Mhatre EVP, Community Banking	$360,004	42%	$234,003	27%	$594,007	69%	$270,003	31%	$864,010	100%

1	Mr. Savage was elected President of Webster and Webster Bank effective January 1, 2014. The 2014 compensation and pay mix referenced above were in conjunction with his new position as President.

2	Mr. Ciulla was promoted to EVP, Commercial Banking effective January 1, 2014. The 2014 compensation and pay mix referenced above were in conjunction with his new position as EVP, Commercial Banking.

Salary

Annual salary is the only fixed component of Webster’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, McLagan. The Committee then establishes salaries that are competitive to the Peer Group for similar positions. The salaries are reviewed on an annual basis by the Committee.

In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are all considered in determining whether a change in salary is warranted.

As part of the Committee’s annual salary review, salaries were determined to be reasonably competitive when compared with the actual proxy data of the Peer Group and benchmark survey information. In 2014, four of the NEOs received an adjustment to base salary as a result of this review. Mr. MacInnes’ salary was increased from $400,000 to $450,000, Mr. Savage’s salary was increased from $380,000 to $450,000, Mr. Ciulla’s salary was increased from $312,120 to $360,000 and Mr. Mhatre’s salary was increased from $300,000 to $355,000 to reflect increased responsibilities and better alignment to market. Also, as a result of eliminating the car allowance perquisite the Committee approved a modest one-time salary adjustment for all NEOs. Additional details are provided in the Summary Compensation Table.

Annual Incentive Compensation—Plan Overview

Annual incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual financial goals and to financial performance relative to the Peer Group. Measurements for the plan are approved annually by the Committee. For 2014, target incentives were set for each of the NEOs at 26% or 27% of total compensation. The plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The plan is structured to calculate incentives based on two primary components:

1.

Corporate Component - This component has two elements: Financial Performance and Performance Relative to Peer Group. Financial Performance is determined by scoring performance against four pre-established financial measures. Each measure is weighted based on relative importance and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made based on the Committee’s assessment of the Company’s performance against financial performance goals and their degree of difficulty and the four pre-established financial measures relative to its Peer Group (Performance Relative to Peer Group). In 2014, other than adjustment for Performance Relative to the Peer Group, there were no other adjustments to the score.

2.

Line of Business Component - The Line of Business Component is determined based on the financial performance of the line of business against its goals for the year and an assessment of results against strategic objectives. Adjustments may then be made based on the CEO’s and the Committee’s assessment of the competitive environment and the degree of difficulty of the goals. The program dictates that the Line of Business Component is not scored or paid out unless the Corporate Component is scored at or above its threshold payout level. Mr. Ciulla, Webster’s Executive Vice President, Commercial Banking; and Mr. Mhatre, Webster’s Executive Vice President, Community Banking, are the two lines of business heads among the NEOs.

The two Primary Components are weighted based on each NEO’s responsibilities. The weighting of the Primary Components is shown in the chart below:

2014 Weight of Primary Components

Name and Principle Position	Corporate Performance	Line of Business Performance
James C. Smith, Chairman and CEO	100%	0%

Glenn I. MacInnes, EVP and CFO	100%	0%
Joseph J. Savage, President[1]	100%	0%

John R. Ciulla, EVP, Commercial Banking[2]	40%	60%
Nitin J. Mhatre, EVP, Community Banking	40%	60%

1	Mr. Savage was elected President of Webster and Webster Bank effective January 1, 2014. The 2014 compensation weightings referenced above are in conjunction with his new position as President.

2	Mr. Ciulla was promoted to EVP, Commercial Banking effective January 1, 2014. The 2014 compensation weightings referenced above were in conjunction with his new position as EVP, Commercial Banking.

CEO Discretion Adjustment for Individual Performance and Risk Management

Based on the CEO’s assessment of each NEO’s individual performance measured against specific performance objectives, the CEO may use discretion to determine a positive or negative adjustment to the short term award. Additionally, the CEO in consultation with the Chief Risk Officer may consider potential adjustments based on each NEOs record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit, audit findings or regulatory citings, or other contributions that should be taken into account. There were no such adjustments made in 2014.

Annual Incentive Scoring

Corporate Component - The Corporate Component is determined by calculating a weighted performance score against four pre-established financial measures (Financial Performance). The resulting score may then be modified up or down at the Committee’s discretion by up to 20% based on performance against those four pre-established financial measures relative to Webster’s Peer Group. The Committee has discretion to make adjustments for extraordinary, unusual or non-recurring items. There were no such adjustments made in 2014. Scores below 50% on an individual measure are reduced to zero and a total weighted score below 50% on the four goals in the aggregate earns no payout.

The Corporate Component rating generates a potential funding of 0% to 150% of target. A score of 100% would pay out at target. There is a threshold score of approximately 70%, which generates a payout of 50% of target, below which no incentive is earned. Beginning with 2014 awards, the maximum funding was reduced to 150% of target from 200%, consistent with the Committee’s goal to ensure our compensation programs do not encourage excessive risk taking.

Financial Performance - Webster’s 2014 results compared to plan and to 2013 (as set forth in the table below) include the following: Pre-Tax Pre-Provision Income in 2014 was $325.7 million, below plan of $333.8 million and up 10% from $295.59 million in 2013; Return on Average Equity improved to 8.66% versus goal of 8.63% and versus 8.13% in 2013; the Efficiency Ratio improved to 59.50% versus goal of 58.85% and versus 60.53% in 2013; and Non-performing Loans (“NPL’s”) improved to .95% versus goal of 1.10% and versus 1.28% in 2013. While generally improved, final results were below plan on two of four financial goals: Pre-Tax Pre-Provision Income and the Efficiency Ratio, in both cases due to lower than plan net interest margin and competitive pressure on fee based revenue. Results were better than plan on Return on Average Equity due primarily to lower than plan provisions for loan losses, and on NPL’s/loans due to better than plan improvement in credit quality. Since the NPL score continues to trail peers, a negative adjustment was made. The chart below reflects the negative adjustment and non-recurring items that are excluded for Corporate Financial Performance.

2014 Annual Incentive - Corporate Financial Performance

Financial Metric	Threshold	Target	Maximum	Actual	Score	Weight	Payout		2013 Actual
Pre-Tax Pre-Provision Income[1]	$280.3	$333.8	$387.3	$325.7	92.4%	35%	32.4%		$295.59
Return on Average Equity[1]	7.13%	8.63%	10.11%	8.66%	101.1%	30%	30.3%		8.13%
Efficiency Ratio[1]	60.70%	58.85%	57.00%	59.50%	83.7%	20%	16.7%		60.53%
NPL’s / Loans	1.40%	1.10%	0.80%	0.95%	125.9%	15%	15.9%	[2]	1.28%
TOTAL						100%	95.3%

1	The Pre-Tax Pre-Provision Income, Return on Average Equity and Efficiency Ratio exclude non-recurring items.

2	Committee discretion reduced calculated score from 18.9% to 15.9% based on performance relative to peers.

Performance Relative to Peer Group - The Committee has discretion to adjust the weighted score within the Corporate Component by 20% plus or minus of target based on Webster’s performance relative to its Peer Group against the same four measures. Webster outperformed relative to the Peer Group against the Pre-Tax Pre-Provision Income, improving to 77th percentile rank from 62nd in 2013, Return on Equity remained above median and flat year over year at 62nd percentile rank, the Efficiency Ratio significantly improved to 92nd percentile rank from 69th in 2013, and Webster performed below median in NPL’s to Loans metric but improved to 23rd percentile rank from 15th in 2013. Applying the same weightings to these metrics as the Committee applies to the similar metrics in the Financial Performance component, Webster’s weighted average financial performance improved relative to the Peer Group by approximately 9 percentage points to 67.3% in 2014 from 58.1% in 2013. The Committee commended this improvement and the favorable performance relative to the Peer Group. Therefore, the Committee determined that an upward Peer Group adjustment of 2.2% was appropriate. The table below shows Webster’s performance relative to the Peer Group:

2014 Annual Incentive - Performance Relative to Peer Group

	2014				2013

Financial Metric[1]	Results	% Rank	Weight	Weighted Score	% Rank	Weight	Weighted Score

Pre-Tax Pre-Prov Income/Avg. Assets	1.53%	77%	35%	26.92%	62%	35%	21.53%

Return on Average Equity	8.72%	62%	30%	18.45%	62%	30%	18.45%

Efficiency Ratio	59.58%	92%	20%	18.48%	69%	15%	10.40%

Return on Average Assets		Not Applicable			62%	10%	6.15%

NPL/Loans	0.94%	23%	15%	3.47%	15%	10%	1.54%

	Weighted Score:			67.3%	Weighted Score:		58.1%

1	Data as reported by SNL Securities for comparability.

Final Corporate Component - The Corporate Component is then calculated by taking the Financial Performance score of 95.3% and applying the upward adjustment of 2.2% for Performance Relative to Peer Group for a final score of 97.5% of target. There were no other adjustments made.

2014 Annual Incentive - Financial Performance and Adjustments
Financial Performance	Peer Group Adjustment	Total Adjusted Payout
95.3%	2.2%	97.5%

Line of Business Component - Given Mr. Ciulla’s responsibilities as head of the Commercial Banking business segment and Mr. Mhatre’s as head of the Community Banking business segment, 60% of each NEO’s target bonus is payable based on the financial results of his line of business and on results relative to strategic initiatives. The results of Commercial Banking and Community Banking are noted below:

Mr. Ciulla led the Commercial Banking segment to a record year in which it achieved double digit revenue growth and strong year over year performance in several key categories resulting in a Line of Business score of 105%. The Commercial Banking segment delivered $110.1 million in Net Income and a 17.6% Return on Allocated Capital. All five Commercial lines of business once again delivered Economic Profit and, in aggregate, Commercial Banking’s Economic Profit was up 31% over 2013. Fueled by strong loan originations of $2.9 billion, the commercial loan portfolio grew $931 million (+17%) to $6.6 billion. Loan growth was evident across all Business Units and across all geographies, with particular strength in Middle Market banking ($519 million (+21%)) and Commercial Real Estate ($279 million (+14%)), two areas of strategic focus. Growth in core operating relationships drove Demand Deposit Account (“DDA”) balances of $1.6 billion (32%). Commercial Banking’s Treasury and Payment Solutions Group invested meaningfully to enhance its capabilities to help clients manage cash flow, while driving higher Non-Interest Income. Credit quality remained strong with commercial classified, non-performing loans and net charge offs at low levels. Webster was awarded three additional Greenwich Excellence awards for client satisfaction, evidencing its continuing focus on service quality.

Mr. Mhatre led the Community Banking segment to positive operating leverage of 2.4% and pre-tax, pre-provision net revenue growth of over 6% resulting in a Line of Business score of 82%. Community Banking continued its transformation to a lower cost business model focused on delivering automated, electronic, mobile services that meet rapidly changing preferences of consumers and businesses, including mass affluent. The Universal Banker program coupled with new Economic Profit aligned incentive program helped improve sales productivity by 12% while headcount declined 5% year over year. Balances grew in all categories with approximately 3.5% growth in loans, 1% growth in deposits and over 8% growth in investment assets under administration. Net Income including economic losses grew by over 15%, with Business Banking delivering over 30 percent growth in Net Income driven by higher balances. Transaction deposits grew by approximately 4 percent with consumer transaction deposits growing by approximately 4 percent and business transaction deposits growing by 5.2 percent. Investments in electronic infrastructure continued to drive self-service transactions that grew to over 35 percent of total transactions in the fourth quarter, up 10% year over year. Online Banking was voted #1 in New England by a premier survey company, coupled with improved #3 ranking in overall customer satisfaction in New England. Mortgage Banking portfolio growth was driven by growth in Jumbo originations through the retail origination channel and fast growing correspondent channel. Consumer lending originations grew modestly year over year, helping increase the overall consumer loan portfolio by 2.5 percent. Webster Investment Services’ fee revenue set a record for the full year.

The chart below lists the individual performance adjustment for each NEO and summarizes each NEO’s performance:

Name and Principal Position	Performance Summary
James C. Smith Chairman and CEO

Mr. Smith led Webster’s strong financial performance year over year and as compared to Webster’s Peer Group. He effectively guided Webster’s strategic choices including the allocation of capital and other resources. Notable achievements were record core revenue for the fifth straight year, a much improved efficiency ratio to less than 60%, improved credit quality, and strong risk management. Net income and EPS increased year over year. Webster’s value-based culture is strong as measured by continuing strong banker engagement scores. Mr. Smith provided strategic guidance and oversight with regard to the acquisition of JPMorgan’s HSA platform.

Glenn I. MacInnes EVP and CFO

Mr. MacInnes developed initiatives and provided guidance enabling Webster to improve year over year financial performance and achieve the company’s financial goals, including efficiency ratio and operating leverage targets. He further optimized the balance sheet in anticipation of the changing interest rate environment. He led corporate development initiatives, including the acquisition of JPMorgan’s HSA platform, and other successful capital actions during the year. He further improved Webster’s internal controls and enhanced the financial planning process and internal and external financial reporting.

Joseph J. Savage President

Effective January 1, 2014, in recognition of his contributions and leadership, Mr. Savage was promoted to President of Webster and Webster Bank, and appointed to the Board of Directors of Webster Bank. Mr. Savage provided oversight and guidance to Commercial Banking which achieved high performance in several key categories, and to Webster Private Bank, which completed a strategic model shift and significant reorganization in 2014. He led recruitment of new leadership for Human Resources, introduced programs that further inculcate Webster’s value-guided culture, and upgraded Webster’s Talent Management and Leadership Development programs.

John R. Ciulla EVP, Commercial Banking

Promoted to Head of Commercial Banking effective January 1, 2014, Mr. Ciulla led the segment to a record year in which it achieved double digit revenue growth, and high performance in several key categories, including growth in Economic Profit, loan originations and operating balances. All five Commercial Banking business units generated Economic Profit in 2014. Commercial Banking exceeded Plan on all critical asset quality metrics. Webster was again recognized by Greenwich Associates for excellence in middle market customer satisfaction in the northeast and nationally.

Nitin J. Mhatre EVP, Community Banking

Mr. Mhatre initiated and led Community Banking’s transformational strategic roadmap in 2014 while delivering growth in net income and positive operating leverage. The unit was short of its net income plan driven primarily by lower mortgage banking revenue due to a sharp market slowdown in mortgage originations and a continued decline in deposit service fees caused by the ongoing shift in consumer behavior including evolving preferences for electronic delivery channels. The Business Banking Unit registered a strong increase in net income and gained market share in high-value segments. Significant organizational changes were made to prepare the business for faster growth in 2015 and beyond.

CEO Discretion Based on Individual Performance

The Individual performance is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives. The Committee evaluates the CEO, and the CEO evaluates the other NEOs in consultation with the Committee. For Mr. Ciulla the calculated award of $242,100 was adjusted upward by $47,900 for a final award of $290,000. For Mr. Mhatre the calculated award of $206,531 was adjusted upward by $4,069 for a final award of $210,600. The CEO and the Committee believe that Messrs. Ciulla and Mhatre performed exceptionally well in pursuit of their business segment financial and strategic goals. The corporate portion for all NEOs (100% of annual incentive compensation for Messrs. Smith, Savage, and MacInnes, and 40% for Messrs. Ciulla and Mhatre) was set at 97.5% of target as described in the Final Corporate Component section.

Total 2014 Short Term Incentive Compensation - Upon completing scoring of the two Primary Components (Corporate, and Line of Business), the scores are applied to the CEO’s and each NEO’s annual incentive target based on the percentages in the Weight of Primary Component Table on page 24 to calculate the award. The Committee retains discretion to adjust the CEO’s calculated annual incentive award. The CEO retains discretion, in consultation with the Committee to adjust the NEOs’ calculated annual incentive awards. There were no other adjustments made to the NEOs’ awards. The final tabulations for incentive compensation are set forth below.

2014 Annual Incentive Compensation
Name and Principle Position	Annual Incentive Target	Corporate Score[1]	Line of Business Score (if applicable)[1]	Calculated Award	Individual CEO Discretionary Adjustment (incl risk adj if applicable)	Annual Incentive Award	Award as a Percent of Target
James C. Smith Chairman and CEO	$883,544	97.5%	—	$861,455	—	$861,455	97.5%
Glenn I. MacInnes EVP and CFO	$303,151	97.5%	—	$295,600	—	$295,600	97.5%
Joseph J. Savage President	$303,151	97.5%	—	$295,600	—	$295,600	97.5%
John R. Ciulla EVP, Commercial Banking	$237,214	97.5%	105.1%	$242,100	$47,900	$290,000	122.3%
Nitin J. Mhatre EVP, Community Banking	$234,003	97.5%	82.1%	$206,531	$4,069	$210,600	90.0%

1	Corporate Officers are weighted 100% on the corporate component; Line of Business Officers are weighted 40% on the corporate component, 60% on the Line of Business.

2014 Long-Term Incentive Compensation – Plan Overview

After a market review in late 2013 against the Peer Group and in consideration of certain emerging trends in LTI practices, including the declining usage of stock options in the market, it was decided to cease the practice of granting stock options and to replace a portion of that grant with time-vested restricted shares, while increasing the portion of performance based restricted stock (“Performance Shares”) as a portion of LTI awards. Accordingly, the Board approved the Committee’s recommendation to increase the weighting of Performance Shares as a portion of LTI from 60% to 75%, consistent with Webster’s pay-for-performance compensation philosophy, and to grant 25% of LTI in the form of time-vested restricted shares. The Committee believes that increasing the portion of performance shares and replacing the balance of stock options with restricted shares, along with reducing the maximum of Performance Share payout from 200% to 150%, will ensure that our compensation programs are closely aligned with shareholders’ interests.

The Committee may increase or decrease the CEO’s LTI or the other NEOs’ LTI based on a variety of factors including the Company’s prior year performance against financial and strategic goals. The Committee determines the recommended grant for the CEO and considers the CEO’s recommendation for the other NEOs.

Long Term Incentive Vehicles: Webster awarded two forms of LTI grants, performance shares and restricted stock as displayed in the table below:

Long Term Incentive Vehicles
Vehicle	Vesting	Rationale	Vehicle Mix
Performance Shares	Vests at the conclusion of three-year performance period	To align LTI to the achievement of company total shareholder return and return on equity	75%
Time Vested Restricted Stock	One third vests per year	To provide LTI and retention value to the leadership team	25%

Performance Shares: Performance shares vest at the conclusion of the three-year performance period and the Committee certifies the results based 50% on Company three-year total shareholder return relative to Webster’s Peer Group and 50% on the three-year average return on equity compared to plan. Performance must meet threshold levels or the shares are forfeited.

•

Three-year Total Shareholder Return (TSR) reflects the rate of return reflecting price appreciation plus reinvestment of dividends calculated as follows: (Ending stock price – beginning price + dividends paid per share) / beginning stock price.

•	Peer Group reflects Webster’s Compensation Peer Group listed in the Compensation Peer Group section. Webster currently has 13 companies in its Peer Group.

•

Average Return on Equity (ROE) is calculated as the ratio of adjusted net income to adjusted average equity. The average return on equity targets are set annually during the performance period by the Committee giving consideration to the Board approved strategic plan set at the end of the prior year. The score is calculated each year and then averaged over three years.

2014 Payout Determination for Performance Shares
Metric	Below Threshold	Threshold	Target	Maximum
Peer-relative three-year Total Shareholder Return	0%	62%	100%	150%
Average Return on Equity over three-year period	0%	10%	100%	150%

Once threshold performance is achieved, actual awards will be interpolated between threshold and 150% of target based on performance relative to market below which there is no payout. Total shareholder return threshold is set at the 31st percentile of the Peer Group and ROE threshold is set at 10%. Beginning with 2014 awards, the maximum funding payout was reduced to 150% of target, consistent with the Committee’s goal to ensure our compensation programs do not encourage excessive risk taking.

2015 Long Term Incentive Grant - The February 2015 LTI grants were made in the form of 75% performance shares and 25% time-vested restricted stock, as described above. LTI grants made in February

2015 were based in part on each NEO’s 2014 performance and granted based on the NEOs’ 2015 compensation components. The Committee approved grants at 100% of that target for Mr. Smith and, based on Mr. Smith’s recommendation at 100% of target for Messrs. MacInnes, Savage, Ciulla and Mhatre. Based on 2014 compensation components, Messrs. Smith, MacInnes, Savage, Ciulla and Mhatre grants were 105%, 107%, 107%, 119% and 113% of target, respectively, consistent with the Committee’s intention that total direct compensation for 2014 be somewhat higher than median Peer Group compensation. The individual performance of each NEO on which the February 2015 grants were based is described in detail beginning on page 28.

The 2015 grants are shown in two non-required tables below for the purpose of setting forth clearly the compensation earned for 2014 performance. The first non-required table is the 2015 Long Term Annual Incentive Compensation and the second is the non-required two-year earned Summary Compensation Table. Note that grants made in 2015, even though made in part based on 2014 performance, are not reflected in the required Summary Compensation Table.

The first non-required chart below reflects the 2015 LTI grants awarded based in part for 2014 performance:

2015 Long-Term Annual Incentive Compensation (for 2014 Performance)
Name and Principle Position	Long-Term Incentive Target	Grant as a Percent of 2015 Target	Long-Term Incentive Grant
James C. Smith, Chairman and CEO	$1,711,250	100%	$1,711,250
Glenn I. MacInnes, EVP and CFO	$431,970	100%	$431,970
Joseph J. Savage, President	$431,970	100%	$431,970
John R. Ciulla, EVP, Commercial Banking	$337,500	100%	$337,500
Nitin J. Mhatre, EVP, Community Banking	$306,000	100%	$306,000

2014 Long Term Incentive Grant - Similarly, LTI grants made in February 2014 were based in part on each NEO’s 2013 performance and granted based on the NEOs’ 2014 compensation components. The Committee approved grants at 100% of that target for Mr. Smith and, based on Mr. Smith’s recommendation, at 100% of target for Messrs. MacInnes, Savage, Ciulla, and Mhatre. Based on 2013 compensation components, Messrs. Smith, MacInnes, Savage, Ciulla, and Mhatre grants amounted to 100%, 114%, 124%, 150%, and 118% of target, respectively. The individual performance of each NEO on which the February 2014 grants were based is described in detail beginning on page 28 and is included as 2014 compensation in the required 2014 Summary Compensation Table on page 36.

2014 Long-Term Annual Incentive Compensation (for 2013 Performance)
Name and Principle Position	Long-Term Incentive Target	Grant as a Percent of 2014 Target	Long-Term Incentive Grant
James C. Smith, Chairman and CEO	$1,627,630	100%	$1,627,630
Glenn I. MacInnes, EVP and CFO	$400,000	100%	$400,000
Joseph J. Savage, President	$400,000	100%	$400,000
John R. Ciulla, EVP, Commercial Banking	$280,895	100%	$281,000
Nitin J. Mhatre, EVP, Community Banking	$266,250	100%	$266,250

The second non-required chart below shows total direct compensation approved by the Committee for 2014 and 2013 performance. LTI grants made in February 2015 are based in part on 2014 performance and are reflected in the 2014 Total Direct Compensation. LTI grants made in February 2014 are based in part on 2013 performance and are reflected in 2013 Total Direct Compensation. Although the 2015 grants will be discussed in next year’s CD&A, we have determined to voluntarily disclose the grants in the table set forth below under year 2014 Total Direct Compensation. The 2015 and 2014 grants were in performance shares and time-vested restricted stock as described above.

Non-required two-year earned Summary Compensation Table (2015 Long-Term Incentive Grants for 2014 Performance and 2014 Long-Term Incentive Grants for 2013 Performance)

Name and Principle Position	Year	Salary	Annual Incentive	2015 Long-Term Incentive Grants for 2014 Performance[1] 2014 Long-Term Incentive Grants for 2013 Performance[2]	Total Direct Compensation Received for Performance $

James C. Smith Chairman and CEO	2014	$883,544	$861,455	$1,790,492	$3,535,491
	2013	$879,800	$792,000	$1,626,823	$3,298,623

Glenn I. MacInnes EVP and CFO	2014	$454,704	$295,600	$451,981	$1,202,285
	2013	$400,000	$225,000	$399,830	$1,024,830

Joseph J. Savage President	2014	$454,704	$295,600	$451,981	$1,202,285
	2013	$380,000	$271,000	$399,830	$1,050,830

John R. Ciulla EVP, Commercial Banking	2014	$364,944	$290,000	$353,105	$1,008,049
	2013	$312,120	$241,136	$280,895	$834,151

Nitin J. Mhatre EVP, Community Banking	2014	$360,004	$210,600	$320,169	$890,773
	2013	$300,000	$166,000	$266,147	$732,147

1

2015 LTI Performance Share grants based in part on 2014 performance are based on the following valuation: for the portion based on ROE, Webster used the closing price of February 25, 2015; for the portion based on TSR, Webster used the Monte Carlo valuation.

2

2014 LTI Performance Share grants based in part on 2013 performance are based on the following valuation: for the portion based on ROE, Webster have used the closing price of February 19, 2014; for the portion based on TSR, Webster used the Monte Carlo valuation.

NEO 2013 Performance as previously reported:

Name and Principal Position	LTI 2014 Grants Awarded as a % of target (Based on 2013 Performance)	2013 Performance Summary
James C. Smith Chairman and CEO	100%	Mr. Smith led Webster’s strong performance year over year and as compared to Webster’s Peer Group, though the Company missed some of its financial and strategic goals, as described herein. Mr. Smith effectively guided Webster’s strategic choices including the allocation of capital and other resources. Notable achievements were record core revenues, positive operating leverage for the fourth consecutive year leading to a much improved efficiency ratio, improved credit quality, and strong risk management. Net income and EPS increased year over year. Webster’s culture is strong as measured by continuing strong banker engagement survey results.
Glenn I. MacInnes EVP and CFO	100%	Mr. MacInnes developed initiatives and provided guidance enabling Webster to improve operating leverage, further reduce the efficiency ratio, and optimize the balance sheet, though the Company missed some of its financial goals. He led multiple successful capital actions during the year. He further streamlined and accelerated internal and external reporting of financial performance, and improved the financial planning process.
Joseph J. Savage President	100%	Mr. Savage led Commercial Banking to another strong year in which it achieved double digit revenue growth, and high performance in several key categories. These categories include growth in Economic Profit, total loan originations, and DDA balances. All five Commercial business units generated Economic Profit again in 2013. Commercial Banking achieved plan on all critical asset quality metrics. Webster was again recognized by Greenwich Associates for excellence in middle market customer satisfaction in the northeast and nationally. Effective January 1, 2014, in recognition of his contributions and leadership qualities, Mr. Savage was promoted to President of Webster and Webster Bank, and appointed to the Board of Directors of Webster Bank.
John R. Ciulla EVP, Commercial Banking	100%	Mr. Ciulla led the Commercial Banking Middle Market business unit which it achieved double digit revenue growth, and high performance in several key categories. These categories include growth in Economic Profit, total loan originations, and DDA balances. Middle Market achieved plan on all critical asset quality metrics. Webster was again recognized by Greenwich Associates for excellence in middle market customer satisfaction in the northeast and nationally.
Nitin J. Mhatre EVP, Community Banking	100%	Mr. Mhatre led Community Banking with 12% growth in net income in 2013. However the unit was short of plan, most of the gap attributable to lower mortgage revenue due to a sharp slowdown in mortgage originations, and to pressure on deposit service fees due to the continuing rapid shift in consumer banking behavior and evolving preferences for electronic delivery channels. The consumer lending group gained market share organically across Webster’s four state footprint and expanded correspondent channel activities. Mr. Mhatre reconfigured the organization and hired experienced sales staff. Total loans grew, and checking and investments originations were higher year over year. Mr. Mhatre was given additional responsibility for Business Banking at year end.

Retirement Plans

Pension Plan - Webster Bank maintains a frozen defined benefit pension plan. Webster stopped benefit accruals under the plan for all employees, including the NEOs, after December 31, 2007. The Pension Benefits section of this Proxy Statement details pension benefits for the NEOs.

401(k) Plan - Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the NEOs. All participants in the plan, including each of the NEOs, are eligible to make pre-tax contributions from 1% to 25% of their pay, up to Internal Revenue Code (“IRC”) limits ($17,500 in 2014). Webster Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes and then 50 cents on the dollar for up to the next 6% of pay the employee contributes. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees, including NEOs, who were hired before January 1, 2007 and had reached age 35 or older on January 1, 2008. The purpose of transition credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under IRC limits, annual compensation in excess of $260,000 in 2014 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $5,500 to the plan.

Supplemental Defined Benefit Plan - Webster Bank maintains a frozen non-qualified supplemental defined benefit plan for certain executives, including NEOs who were participants in the pension plan. The purpose of the plan was to provide these individuals with supplemental pension benefits in excess of IRC limits for tax qualified pension plans. The plan was frozen as of December 31, 2007. Thus, service and compensation after this date are not used in calculating an NEO’s benefit from the plan.

Supplemental Defined Contribution Plan - Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the NEOs. This plan provides each NEO with an allocation to their supplemental 401(k) account equal to the additional match and transition credit contributions that the NEO would have received in the qualified 401(k) plan if there were no IRC compensation or deferral limits. In addition, Mr. Smith received an additional supplemental transition credit allocation equal to 25.5% of his base salary plus short term incentive. Pursuant to the plan, this benefit ended in January 2014 when Mr. Smith reached age 65 therefore his transaction credit allocation was prorated in the amount of $11,217.45. The purpose of the additional supplemental allocation was to help offset the impact of freezing the supplemental defined benefit plan.

Non-Qualified Deferred Compensation Plan - The executive officers, including each of the NEOs, were eligible to participate in a voluntary non-qualified deferred compensation plan. The plan allowed employees at the senior vice president level and above to defer a portion of their compensation because of the statutory limits under the qualified plan. All deferrals under this plan ceased as of January 1, 2012.

Employment Agreements

The NEOs do not have employment agreements; however, Messrs. Smith, MacInnes and Savage are subject to change in control and non-competition agreements. Messrs. Ciulla and Mhatre are subject to change in control and non-solicitation agreements.

Other Executive Benefits

Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits are described in footnote 7 to the Summary Compensation Table. In 2014, the car allowance and costs for a home security system and monitoring were eliminated, consistent with the Committee’s goal to streamline perquisites.

Post-Termination Arrangements

Webster’s change in control practices are designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provided other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set at the time of hire by the Committee based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually. In 2012 and 2013, Webster amended all of the change in control agreements for the NEOs, removing the gross-up provisions and modifying the severance formula so that the bonus component is based on target bonus rather than the highest bonus in the prior three years. In 2012, Webster also amended the Stock Option Plan to provide for accelerated vesting of equity awards if a change in control occurs and the eligible individual is terminated without cause or resigns for good reason within two years following the change in control.

Executive Stock Ownership

Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long term success of the Company. Webster has adopted formal stock ownership guidelines for all of the executive officers, including the NEOs.

2014 Stock Ownership Guidelines

Name and Principle Position	Multiple of Base Salary	Value of Multiple	Target Ownership Status
James C. Smith, Chairman and CEO	6X	$5,301,264	Met
Glenn I. MacInnes, EVP and CFO	3X	$1,364,112	Met
Joseph J. Savage, President	4X	$1,818,816	Met
John R. Ciulla, EVP, Commercial Banking	3X	$1,094,832	Has Not Met
Nitin J. Mhatre, EVP, Community Banking	3X	$1,080,012	Has Not Met

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, NEOs are required to continue to hold all net vested restricted stock and performance shares and net shares of Common Stock delivered after exercising stock options for a minimum of one year. NEOs who do not meet the guidelines further agree to hold all net Common Stock received through LTI awards until they achieve their respective ownership thresholds. As of December 31, 2014, Messrs. Smith, MacInnes and Savage met the stock ownership guidelines. As of December 31, 2014, Messrs. Ciulla and Mhatre are making satisfactory progress toward the ownership goal.

Directors, officers and employees of Webster are prohibited from hedging their ownership of Webster securities, including through the use of options, puts, calls, short sales, futures contracts, equity swaps, collars or other derivative instruments relating to Webster securities, regardless of whether such directors, officers and employees have material non-public information about Webster. Directors and Executive Officers are prohibited from pledging their Webster securities as collateral for a loan.

Policy on Internal Revenue Code Section 162(m)

The Internal Revenue Code Section 162(m) limits the deduction available for compensation paid to the CEO and the three most highly compensated executive officers other than the chief financial officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a Committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment.

Webster’s compensation programs are generally structured to comply with IRC Section 162(m). Where applicable, Webster will endeavor to structure compensation as exempt performance based compensation. Webster does, however, reserve the right to determine to pay compensation to the executive officers, including the CEO, which may not be deductible under Section 162(m) of the IRC.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for the CEO, the Chief Financial Officer, the President and the other NEOs.

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the total shown in the Summary Compensation Table includes amounts that the named executives may never receive.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2,3]	Option Awards ($)[3,4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)
James C. Smith	2014	882,435	—	1,626,823	—	861,455	1,543,500	245,273	5,159,486
Chairman & Chief	2013	879,800	—	1,139,256	1,385,048	792,000	0	709,416	4,905,520
Executive Officer	2012	879,800	—	1,071,805	1,315,864	1,059,279	699,100	757,685	5,783,533

Glenn I. MacInnes	2014	453,310	—	399,830	—	295,600	—	43,298	1,192,038
Executive Vice	2013	400,000	—	244,992	297,838	225,000	—	54,325	1,222,155
President, Chief Financial Officer	2012	400,000	—	230,467	282,960	301,000	—	20,091	1,234,518

Joseph J. Savage	2014	453,310	—	399,830	—	295,600	78,900	91,075	1,318,715
President	2013	380,000	—	214,509	260,793	271,000	0	96,143	1,222,445
	2012	330,500	—	203,480	249,833	291,518	40,400	91,289	1,207,020

John R. Ciulla[8]	2014	363,479	—	280,895	—	290,000	23,200	52,111	1,009,685
Executive Vice President,	2013	310,708	—	139,985	170,187	241,136	0	58,542	920,558
Commercial Lending	2012	306,000	—	131,702	161,692	240,631	10,100	62,364	912,489

Nitin J. Mhatre[9]	2014	358,521	—	266,147	—	210,600	—	34,615	869,883
Executive Vice President,	2013	300,000	—	144,601	175,798	166,000	—	44,494	830,893
Community Banking	2012	252,500	—	186,414	166,739	200,283	—	29,165	835,101

1

Amounts shown for 2014 include one-time adjustments to the base salaries of the NEOs, made in April 2014, to offset the impact of the elimination of the car allowance perquisite across total target annual compensation. The adjustment for each NEO was as follows: Mr. Smith, $3,744; prorated to $2,635; Mr. MacInnes, $4,704, prorated to $3,310; Mr. Savage, $4,704, prorated to $3,310; Mr. Ciulla, $4,944; prorated to $3,479; and Mr. Mhatre, $5,004, prorated to $3,521.

2

Amounts shown in this column are based on the grant date fair value related to restricted stock awards at target made in 2012, 2013 and 2014, in accordance with FASB ASC Topic 718. In 2014, Webster granted 25% time-vested restricted stock with a vesting schedule where one-third of the award will vest each year and 75% as performance vested stock with a three-year performance period. In 2012 and 2013, Webster granted 60% of the equity award in performance vested stock with a three-year performance period. For more information, see “Compensation Discussion and Analysis” herein.

3

The valuations of the 2012 stock awards and option awards reported in the Summary Compensation Table have been revised from the 2013 Proxy to reflect the computation of the aggregate date fair value in accordance with FASB ASC 718. The valuation initially used in determining stock options granted reflected a multi-year fixed valuation ratio adopted by the Compensation Committee which resulted in a lower value being reported. The Company reported and corrected the error in its Form 10-Q for the quarterly period ended March 31, 2013.

4	Amounts shown in this column are based on the grant date fair value related to stock option awards made in 2012 and 2013, in accordance with FASB ASC Topic 718. No stock options were granted in 2014.
5	Amounts shown in this column represent cash awards paid under the performance based annual incentive plan.
6

Webster Bank maintains both a frozen tax-qualified pension plan and a frozen non-qualified supplemental defined benefit plan. These are described more fully in the Pension Benefits section of this Proxy Statement. Benefit accruals for service and compensation were frozen after December 31, 2007. The change in pension value in 2014 is primarily due to the decrease in interest rates used to calculate the present value of the benefits and the effect of interest rate growth resulting from the one-year passage of time. The amounts in this column reflect the change in the actuarial present value of the NEOs’ benefits under both plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2014 consisted of a 3.85% interest rate for the qualified plan versus 4.80% in 2013, a 3.50% interest rate for the non-qualified supplemental plan (3.85% for benefits payable as a lump sum) versus 4.25% in 2013, and the RP-2014 with MMP-2007 Mortality Table. The changes in pension value in 2014 under the tax-qualified pension plan and non-qualified pension plan for each NEO were as follows:

Name	Change in Qualified Pension Value ($)	Change in Non-Qualified Pension Value ($)	Total ($)
James C. Smith	71,000	1,472,500	1,543,500
Glenn I. MacInnes	—	—	—
Joseph J. Savage	42,800	36,100	78,900
John R. Ciulla	23,200	—	23,200
Nitin J. Mhatre	—	—	—

7

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the NEOs’ contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, a car allowance, which was discontinued in 2014, dividends paid on unvested restricted stock awards, dividends paid on earned performance-based stock awards, a premium on a term life insurance policy and costs for a home security system for 2012 and 2013, which was discontinued for 2014. Mr. Smith also received a premium on a supplemental Long Term Disability policy in 2012 and 2013, which was discontinued for 2014. All Other Compensation items in the Summary Compensation Table also include the following amounts:

Name	401(k) Plan ($)	Supplemental Defined Contribution Plan ($)
James C. Smith	26,949	168,456
Glenn I. MacInnes	11,349	22,567
Joseph J. Savage	26,949	52,725
John R. Ciulla	16,549	25,774
Nitin J. Mhatre	11,349	14,877

8	Mr. Ciulla was promoted to Executive Vice President, Commercial Banking effective January 1, 2014.
9

Mr. Mhatre was given an annual award, granted February 22, 2012, with performance shares of $135,823 and stock options valued at $166,739 and a special award of restricted stock, granted April 24, 2012, of $50,591.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2014, the following table sets out all non-equity incentive plan and equity incentive plan awards that were made to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date	Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]	Threshold (#)[2]	Target (#)[2]	Maximum (#)[2]
James C. Smith	02/19/2014	441,772	883,544	1,767,088	4,104	41,035	61,553	13,678	—	—	29.34	1,626,823
Glenn I. MacInnes	02/19/2014	151,576	303,151	606,302	1,009	10,085	15,128	3,362	—	—	29.34	399,830
Joseph J. Savage	02/19/2014	151,576	303,151	606,302	1,009	10,085	15,128	3,362	—	—	29.34	399,830
John R. Ciulla	02/19/2014	118,607	237,214	474,428	709	7,085	10,628	2,362	—	—	29.34	280,895
Nitin J. Mhatre	02/19/2014	117,002	234,003	468,006	671	6,713	10,070	2,238	—	—	29.34	266,147

1

Columns represent the potential payouts to each of the NEOs resulting from the grant of an award pursuant to the annual incentive compensation plan, subject to achievement of pre-established performance goals discussed on page 25 of this Proxy Statement. Actual amounts earned by Messrs. Smith, MacInnes, Savage, Ciulla and Mhatre are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36 of this Proxy Statement.

2

Represents the threshold, target and maximum number of performance shares that may vest if performance targets in respect of the 2014 through 2016 performance period are satisfied. Dividends will be deferred on the unearned performance shares and will be paid out upon conclusion of the performance period to the extent earned.

3	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of all equity awards granted in 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s NEOs as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options[1] (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested[2] ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
James C. Smith	47,182			47.40	12/20/2015
	64,483			48.88	12/19/2016
	106,199			32.03	12/18/2017
	213,674			12.85	12/16/2018
	74,914	37,457		23.81	2/22/2022				42,139	[3]	1,370,782
	42,124	84,249		23.00	2/20/2023				47,390	[4]	1,541,597
						13,678	[6]	444,945	41,035	[7]	1,334,869
Glenn I. MacInnes	16,109	8,055		23.81	2/22/2022				9,061	[3]	294,754
	9,058	18,117		23.00	2/20/2023				10,191	[4]	331,513
						3,362	[6]	109,366	10,085	[7]	328,065
Joseph J. Savage	8,131			47.40	12/20/2015
	10,079			48.88	12/19/2016
	16,601			32.03	12/18/2017
	34,400			12.85	12/16/2018
	14,223	7,112		23.81	2/22/2022				8,000	[3]	260,240
	7,931	15,864		23.00	2/20/2023				8,923	[4]	290,265
						3,362	[6]	109,366	10,085	[7]	328,065
John R. Ciulla	11,579			43.26	9/18/2017
	8,622			32.03	12/18/2017
	22,899			12.85	12/16/2018
	9,205	4,603		23.81	2/22/2022				5,178	[3]	168,440
	5,176	10,352		23.00	2/20/2023				5,823	[4]	189,422
						2,362	[6]	76,836	7,085	[7]	230,475
Nitin J. Mhatre	19,984			12.85	12/16/2018
	9,492	4,747		23.81	2/22/2022				5,340	[3]	173,710
						2,340	[5]	76,120
	5,346	10,694		23.00	2/20/2023				6,015	[4]	195,668
						2,238	[6]	72,802	6,713	[7]	218,374

1	The remaining vesting dates of each option are listed in the table below by expiration date:

Table of Option Vesting Dates

EXPIRATION DATE	VESTING DATE	VESTING DATE	VESTING DATE
02/22/2022	02/22/2015
02/20/2023	02/20/2015	02/20/2016

2	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2014, or $32.53, by the number of shares of stock.
3	The performance criteria will be evaluated after the close of the performance period on December 31, 2014.
4	The performance criteria will be evaluated after the close of the performance period on December 31, 2015.
5	The restricted stock award will vest and be transferable on April 24, 2015, the third anniversary of the date of grant.
6

One third of the restricted stock award will vest and be transferable on February 19, 2015, the first anniversary of the grant; one-third of the restricted stock award will vest and be transferable on February 19, 2016, the second anniversary of the grant; the final third of the restricted stock award will vest and be transferable on February 19, 2017, the third anniversary of the grant.

7	The performance criteria will be evaluated after the close of the performance period on December 31, 2016.

Option Exercises and Stock Vested in 2014

The table below sets forth the number of shares of stock acquired in fiscal 2014 upon the exercise of stock options awarded to the NEOs and as a result of the vesting of shares of restricted stock awarded to the NEOs under Webster’s compensatory equity programs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
James C. Smith	—	—	45,277	[3]	1,437,092

Glenn I. MacInnes	—	—	3,651		109,238

Joseph J. Savage	—	—	10,181		306,143

John R. Ciulla	—	—	7,825		235,298

Nitin J. Mhatre	—	—	3,561		107,079

1	Value realized calculated based on the difference between the market price of Webster’s Common Stock on the date of exercise and the exercise price.
2	Value realized calculated by multiplying the number of shares vesting by the fair market value of Webster’s Common Stock on the vesting date.
3

The number of shares acquired by Mr. Smith include 43,207 restricted stock units that vested but were deferred from distribution with a value of $1,371,390, which amount is also reported in the Non-Qualified Deferred Compensation table on page 42 hereof. Mr. Smith will receive distribution at termination. Dividends are not paid on these units until they are distributed.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under both the frozen pension plan and the frozen supplemental defined benefit plan as of December 31, 2014. The accumulated benefit value is based upon the benefit that is payable at the NEOs’ Normal Retirement Age (65).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James C. Smith	Webster Bank Pension Plan	30.0	346,700	1,022,900

	Supplemental Defined Benefit Plan for Executive Officers	32.3	8,193,400	0

Glenn I. MacInnes[1]	Webster Bank Pension Plan	—	—	0

	Supplemental Defined Benefit Plan for Executive Officers	—	—	0

Joseph J. Savage	Webster Bank Pension Plan	6.0	241,200	0

	Supplemental Defined Benefit Plan for Executive Officers	6.0	218,200	0

John R. Ciulla	Webster Bank Pension Plan	4.0	80,200	0

	Supplemental Defined Benefit Plan for Executive Officers	—	—	0

Nitin J. Mhatre[1]	Webster Bank Pension Plan	—	—	0

	Supplemental Defined Benefit Plan for Executive Officers	—	—	0

1	Messrs. MacInnes and Mhatre joined Webster after the pension plan and supplemental defined benefit plan were frozen and therefore have accumulated no credited years of service under either plan.

Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits in the pension plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.

The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the pension plan upon attaining age 21 and completing one year of service.

Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date. Mr. Smith elected to receive a distribution of pension plan benefits in 2014, and Mr. Savage is eligible for early retirement benefits. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and a surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

Webster Bank also maintains a frozen non-qualified supplemental defined benefit plan for executive officers. As with the qualified pension plan, pension benefits in the non-qualified supplemental defined benefit plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The frozen supplemental defined benefit plan provides supplemental pension benefits that are not available under the pension plan because annual compensation in excess of $260,000 in 2014 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual pension benefits are subject to a maximum of $210,000 in 2014 (subject to cost of living increases). Annual compensation for both the qualified pension plan and the supplemental defined benefit plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the supplemental plan, Mr. Smith receives a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the pension plan and Social Security. The 60% is prorated based upon service at the time the benefits were frozen to service at age 65. Credited service is not limited to 30 years under the plan. The benefit is also reduced in the event of retirement before age 65 in the same manner as the pension plan. Benefits under the supplemental defined benefit plan are payable in monthly installments or a lump sum. The assumptions used to determine the present value of the accumulated benefits for purposes of the Pension Benefits table consisted of a 3.85% interest rate for the qualified plan, a 3.50% interest rate for the non-qualified supplemental defined benefit plan (3.85% for benefits payable as a lump sum), and the RP-2014 with MMP-2007 Mortality Table.

Non-Qualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each NEO’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2014.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY1 ($)	Aggregate Earnings in Last FY2 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregated Balance at Last FYE ($)
James C. Smith	1,371,390	168,456	669,298	—	11,418,602

Glenn I. MacInnes	—	22,567	2	—	47,067

Joseph J. Savage	—	52,725	(8,667)	—	328,586

John R. Ciulla	—	25,774	1,816	—	112,831

Nitin J. Mhatre	—	14,877	4	—	49,676

1	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” in the Summary Compensation Table on page 36 of this Proxy Statement.
2	The amounts in this column show the investment gain or loss for each NEO during 2014, based on the investment choices selected by each NEO.

Deferred Compensation

Prior to January 1, 2011, participants could elect to defer up to 25% of their base pay and up to 100% of their bonuses. Effective January 1, 2011, Webster suspended the ability of participants to defer their base pay into the plan. Starting January 1, 2012, all deferrals of base pay and bonuses into the plan were suspended. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date after the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Historically, Webster has entered into Change in Control Agreements and Non-Competition or Non-Solicitation Agreements with its NEOs, which provide post-termination payments to the NEOs. In 2012, Webster amended all of the Change in Control Agreements for the NEOs, removing the gross-up provisions.

Change in Control Agreements

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Webster has entered into a Change in Control Agreement with each of the NEOs. Pursuant to the Change in Control Agreements with Messrs. Smith, MacInnes, Savage, Ciulla and Mhatre, each executive is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the two year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the shareholders of a complete liquidation or dissolution of Webster.

Payments and Benefits - The payments and benefits payable to the NEOs under the Change in Control Agreements are as follows:

•

Death or Disability - If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•

Cause - If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive, and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

▪

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

▪	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability - Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

▪

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

▪	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

▪

a material change in the office or location at which the executive is primarily based or Webster’s requiring the executive to travel on company business to a substantially greater extent than required immediately prior to the change in control;

▪	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

▪	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under the above circumstances, the executive is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a bonus based on the target bonus in effect for the executive;

•	any previously deferred compensation and accrued vacation pay;

•	in the event of a Good Reason resignation or termination other than for Cause, death or disability, an amount equal to three times the sum of the executive’s base salary and bonus;

•

the additional amounts that would have been contributed or credited to his or her 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him or her under the change of control agreement;

•	continued benefits for the executive and his or her family for a period of three years following termination;

•	outplacement services; and

•	any other amounts or benefits to which he or she is entitled under any agreement or plan of Webster and its affiliated companies.

The Change in Control Agreement for Messrs. MacInnes, Ciulla and Mhatre are similar to the Change in Control Agreements for Messrs. Smith and Savage, except that their agreements provide for payment of up to two times base salary and bonus, and benefits coverage for two years following termination.

Non-Change in Control Executive Severance Plan

Under Webster’s Non-Competition Agreement with Messrs. Smith, MacInnes and Savage, if Webster terminates the executive without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements) severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant. Messrs. Ciulla and Mhatre are covered by Webster’s Severance Policy which provides similar benefits. They have entered into Non-Solicitation Agreements.

Pursuant to Webster’s Amended and Restated 1992 Stock Option Plan, in the event an executive is terminated by Webster without Cause, and the termination occurs prior to the full vesting and exercisability of an executive’s options, the portion of the executive’s options considered vested and exercisable is to be determined by reference to the length of time the executive was employed by Webster.

The NEOs are not entitled to any gross-up payment in the event they would be subject to excise tax under Section 4999 of the IRC (relating to excess parachute payments).

Assuming a December 31, 2014 termination event, the aggregate value of the payments and benefits to which each NEO would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Reason would be a follows:

Payment Type	James C. Smith	Glenn I. MacInnes	Joseph J. Savage	John R. Ciulla	Nitin J. Mhatre
Voluntary Termination
Salary Payments and Bonus ($)	—	—	—	—	—
Accrued Deferred Compensation and Vacation ($)	—	—	—	—	—
Health Programs ($)	—	—	—	—	—
Value of Accelerated Equity ($)	—	—	—	—	—

Total Voluntary Termination Benefits	—	—	—	—	—
Severance
Salary Payments and Bonus ($)	1,767,088	757,855	757,855	602,158	594,007
Accrued Deferred Compensation and Vacation ($)	—	—	—	—	—
Health Programs ($)	15,229	12,118	15,229	15,229	15,229
Value of Accelerated Equity ($)	3,320,293	713,982	627,776	407,982	488,760

Total Severance Benefits	5,102,610	1,483,940	1,400,845	1,025,369	1,097,996

Change in Control/Involuntary Termination Not for Cause or Termination for Good Reason
Salary Payments and Bonus ($)	4,459,945	1,085,718	1,373,803	1,216,475	978,788
Accrued Deferred Compensation and Vacation ($)	—	—	—	—	—
Qualified and Non-qualified 401(k) Contribution Equivalent ($)	552,566	52,454	239,025	84,648	52,454
Benefits and Health Programs ($)	130,345	79,823	109,377	89,585	88,107
Value of Accelerated Equity ($)[1]	3,032,206	652,036	573,079	204,191	386,948

Total Termination Benefits	8,175,062	1,870,031	2,295,284	1,594,899	1,506,297

1

In the event of a change in control, if an NEO is terminated, all equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable (provided that they have been held for a period of one year).

Risk Assessment Disclosure

The Compensation Committee has discussed, evaluated and reviewed with the Chief Risk Officer, each compensation program applicable to Webster’s NEOs and other employees. The Compensation Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees. The Compensation Committee furthermore concluded that the structure provides strong incentives to appropriately balance risk and reward, provides sufficient risk controls and aligns the interests of the employees with those of shareholders.

The following features of the compensation programs, agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:

•

The “clawback” feature applicable to NEOs and certain other executives encourages executives and staff to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation for executives is subject to recovery by Webster if such compensation is based on criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•	The vesting elements of the equity awards align the interests of the officers with the long-term health of Webster, the quality of earnings, and the interests of shareholders.

•

The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•

Strong governance structure, which includes key elements such as a code of conduct and ethics policy, various risk management and board committees, and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements that align executive officers with the interests of the shareholders.

•	Strong independent internal credit oversight and quality controls.

•	Shared accountability for incentive design, budget and payout with oversight by the Office of the Chairman and the Compensation Committee with input from the Chief Risk Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Shivery (Chair), Becker, Jacobi and Morse. No person who served as a member of the Compensation Committee during 2014 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2014, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a Senior Vice President. At the end of fiscal year 2014, Gregory Jacobi’s base salary rate was $220,000. For 2014, Mr. Jacobi received a bonus of $62,700 and a restricted stock award with a value of $40,000 at the time of the grant.

For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Company’s Audit Committee currently has five members, Ms. Osar (Chair) and Messrs. Finkenzeller, Morse, Pettie, and Ms. Flynn. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board of Directors.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB”). The Audit Committee has received the written disclosures from KPMG LLP required by relevant professional and regulatory standards, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee

Karen R. Osar (Chair)

Robert A. Finkenzeller

Elizabeth E. Flynn

Laurence C. Morse

Mark Pettie

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2015 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership [1]	Percent of Common Stock Outstanding

William Atwell Director	8,512	*

Joel S. Becker Director	137,300	*

John R. Ciulla Executive Vice President, Commercial Banking	89,904	*

John J. Crawford Director	78,890	*

Robert A. Finkenzeller Director	74,288	*

Elizabeth E. Flynn Director	2,905	*

C. Michael Jacobi Director	75,361	*

Glenn I. MacInnes Executive Vice President and Chief Financial Officer	77,049	*

Nitin J. Mhatre Executive Vice President, Community Banking	59,194	*

Laurence C. Morse Director	70,321	*

Karen R. Osar Director	65,932	*

Mark Pettie Director	42,352	*

Joseph J. Savage President	175,950	*

Charles W. Shivery Director	30,948	*

James C. Smith Chairman, Chief Executive Officer, Director	1,499,165	1.64%

All Directors and Executive Officers as a group (22 persons)	2,684,480	2.92%

*	Less than 1% of Common Stock outstanding.

1

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2015. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Smith, 227,588 shares; and all directors and executive officers as a group, 229,604 shares. The table also includes the following: 1,324,867 shares subject to outstanding options which are exercisable within 60 days from February 1, 2015; 168,221 shares held in the 401(k) Plan by executive officers; 13,214 shares purchased by executive officers through the Employee Stock Purchase Plan held by Fidelity Investments; 91,590 shares of restricted stock that were not vested as of February 1, 2014; and 130,410 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Stock Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 50,528 shares; Mr. Crawford, 50,528 shares; Mr. Ciulla, 67,260; Mr. Finkenzeller, 50,528 shares; Mr. Jacobi, 50,528 shares; Mr. MacInnes, 42,280 shares; Mr. Mhatre, 44,916 shares; Mr. Morse, 50,528 shares; Ms. Osar, 46,528 shares; Mr. Pettie, 25,423 shares; Mr. Savage, 106,409 shares; Mr. Shivery, 13,274 shares; and Mr. Smith, 628,157 shares. Also reflected are 217,301 shares of phantom stock held by Mr. Smith in the Webster Bank Deferred Compensation Plan for Directors and Officers.

The table includes 7,360 shares of Common Stock issuable upon conversion of 200 shares of Webster’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock beneficially owned by Mr. Crawford, which are convertible at the option of the holder at any time. Mr. Crawford owns less than one percent of the outstanding shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of January 31, 2015 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership [1]		Percent of Common Stock Owned
BlackRock, Inc 40 East 52nd Street New York, NY 10022	7,501,995	[2]	8.30%

Systematic Financial Management, L.P 300 Frank W. Burr Boulevard Glenpointe East Teaneck, NJ 07666	7,183,163	[3]	7.97%

Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746	6,017,716	[4]	6.67%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	5,380,848	[5]	6.00%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	5,375,650	[6]	5.95%

1

Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from January 31, 2015. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

2	BlackRock, Inc. reported that it had sole voting and sole dispositive power over 7,289,291 and 7,501,995 shares, respectively.

3	Systematic Financial Management, L.P. reported that it had sole voting and sole dispositive power over 4,940,487 and 7,183,163 shares, respectively.

4

Dimensional Fund Advisors LP reported that it had sole voting and sole dispositive power over 5,927,441 and 6,017,716 shares, respectively. All securities over which Dimensional Fund Advisors LP reported that it had sole dispositive or sole voting power are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

5	State Street Corporation reported that it had shared voting and shared dispositive power over all of the shares beneficially owned.

6	The Vanguard Group reported that it had sole voting power over 127,251 shares and sole dispositive power over 5,255,399 shares and shared dispositive power over 119,951 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Company believes that during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE NAMED

EXECUTIVE OFFICERS OF WEBSTER

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires Webster to provide its shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its named executive officers (“NEOs”) as disclosed in this Proxy Statement. At the 2011 Annual Meeting of Shareholders, Webster’s shareholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of NEOs of Webster annually. In light of the results, the Board of Directors determined to hold the vote annually.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 17 to 46 of this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short and long-term performance. The objective of Webster’s executive compensation program is to provide compensation which is competitive, variable based on Webster’s performance, and aligned with the long-term interests of shareholders.

Webster is asking its shareholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s shareholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Webster Financial Corporation approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 17 to 46 of this Proxy Statement.”

Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of Webster’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, Webster will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

The Board of Directors recommends that the shareholders vote FOR the approval of the compensation of Webster’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 17 to 46 of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Board of Directors, upon the recommendation of the Audit Committee, has approved the appointment of KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2015. KPMG audited Webster’s financial statements for the year ended December 31, 2014.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2015 and the internal control over financial reporting of Webster as of December 31, 2015. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Webster’s independent registered public accounting firm for the year ending December 31, 2015.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2015.

Auditor Fee Information

The following table presents the aggregate fees and expenses incurred by Webster for professional audit services rendered by KPMG in connection with their audit of Webster’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, respectively, and fees billed for other services rendered during those periods.

	Fiscal 2014	Fiscal 2013
Audit Fees[1]	$1,425,000	$1,230,000
Audit-Related Fees[2]	120,000	130,000
Tax Fees[3]	0	2,050
All Other Fees[4]	27,820	0

Total	$1,572,820	$1,362,050

1

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the respective independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act. Fiscal 2014 includes additional services related to corporate equity transaction filings.

2

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans.

3	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

4	Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chair of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION UNDER THE 1992 STOCK OPTION PLAN

(Proposal 4)

The shareholders are being asked to consider and vote upon a proposal to approve the material terms for payment of performance-based compensation under the Webster Financial Corporation 1992 Stock Option Plan, as amended (the “1992 Stock Option Plan” or the “Plan”) as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Corporation is seeking approval of the Section 162(m) performance-based compensation terms to enable the Corporation to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) of the Code, in addition to shareholder approval, are satisfied. Section 162(m) of the Code requires shareholder approval of performance-based compensation terms every five years. Shareholders last approved the Section 162(m) performance-based compensation terms under the 1992 Stock Option Plan at the 2010 annual meeting of shareholders.

The Board of Directors established the 1992 Stock Option Plan in 1992, and the shareholders approved the Plan at the 1992 annual meeting. The Plan was amended by the shareholders of the Corporation in 1994, 1996, 1998 and 2000; was amended and restated in its entirety in April 2001, in January 2005 and again in October 2006; and was most recently amended in January 2007, April 2007, February 2008, April 2008, February 2010, February 2012, and February 2015. The Board of Directors believes the 1992 Stock Option Plan is vital to attract and retain the best talent in this competitive marketplace.

In February 2015, upon recommendation by the Compensation Committee, the Board of Directors has amended the 1992 Stock Option Plan (i) to add additional performance objectives on which performance-based stock awards under the Plan may be based, (ii) to clarify that the Board of Directors, in evaluating the achievement of stated performance objectives of a performance-based stock award, may include or exclude certain events that occur during the stated performance period, (iii) to revise and expand the no-repricing rules of the Plan to prohibit the cancellation of outstanding options and stock appreciation rights with an option price or grant price, as applicable, above the current fair market value in exchange for cash or other securities, and

(iv) to memorialize in the Plan the applicability of the independent director listing requirements of the New York Stock Exchange. A working copy of the 1992 Stock Option Plan that includes the February 2015 amendment is attached as Annex A to this Proxy Statement.

The Board of Directors believes that equity compensation awards are an important tool to attract, retain and motivate highly qualified directors, officers and other key employees, to enable them to acquire a larger personal financial interest in the Corporation through the acquisition and ownership of Common Stock, and to encourage them to identify with shareholders through stock ownership. The Board of Directors also believes that where Webster can seek to accomplish its compensation objectives in a manner that maximizes the deductibility of compensation for federal income tax purposes, the Company should seek to do so. Accordingly, the Board of Directors seeks shareholder re-approval of the material terms for payment of performance-based compensation under the Plan so that future awards under the Plan will be deemed to be “qualified performance-based compensation” under Section 162(m) of the Code.

Section 162(m) Performance-Based Compensation

Shareholder approval of this proposal is intended to permit the awards paid to the Corporation’s covered employees under the 1992 Stock Option Plan to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and to enable the Corporation to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) in addition to shareholder approval are satisfied. Shareholder approval of this proposal will constitute approval of the Section 162(m) performance-based compensation terms described below, which consist of provisions relating to (1) the maximum amount of performance-based compensation that may be paid under the Plan during a specified period to any eligible person, and (2) the performance criteria that may be used under the Plan to establish performance goals as a condition to the payment of the performance-based awards.

As described below, even if this proposal is approved, the administrator may exercise its discretion to award compensation under the 1992 Stock Option Plan that would not qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code limits publicly-held companies such as the Corporation to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. For this purpose, “covered employees” are the Chief Executive Officer of the Corporation and the other three highest compensated executive officers (other than the Chief Financial Officer). However, performance-based compensation is excluded from the $1 million limitation. The 1992 Stock Option Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code.

To qualify as performance-based:

1.	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

2.

the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

3.	the material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Corporation before payment is made; and

4.	the compensation committee must certify in writing, before payment of the compensation, that the performance goals and any other material terms were in fact satisfied.

Under the Code, a director is an “outside director” of the Corporation if he or she is not a current employee of the Corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Corporation in any capacity other than as a director.

In the case of compensation attributable to stock options or SARs, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if: the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Award Limitations.    The 1992 Stock Option Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of awards. Subject to adjustments for changes in the Corporation’s capitalization:

•

the maximum number of shares subject to options or SARs that may be granted under the Plan in any calendar year to any officer or other employee will be 500,000 shares, such that options and SARs granted with an exercise price of at least fair market value of Webster stock on the date of grant will be deemed to satisfy qualifying performance criteria in accordance with Section 162(m) of the Code without further application of any of the qualifying performance criteria described below; and

•

the maximum number of shares subject to restricted stock, performance-based stock, or restricted stock units that may be granted under the Plan in any calendar year to any officer or other employee will be 100,000 shares.

Performance Objectives for Performance-Based Stock/Restricted Stock Unit Awards.    The performance objectives for a performance-based stock or restricted stock unit award under the Plan must be established in writing by the Board of Directors or Compensation Committee before the 90th day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Code Section 162(m). Performance objectives are based on one or more of the following criteria of the Corporation:

•	total shareholder return;

•	income;

•	the stock price;

•	earnings per share;

•	return on assets;

•	equity or investments;

•	operational efficiency;

•	operating profit;

•	operating revenue;

•	operating expenses;

•	loan quality, including without limitation acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets;

•	net interest spreads;

•	financial ratings by outside agencies;

•	fee income;

•	capital, including without limitation capital adequacy, capital regulatory achievements or compliance, and capital surplus;

•	revenue targets;

•	expense targets;

•	market or market segment share or penetration;

•	shareholders equity;

•	assets and liabilities; or

•	any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Board of Directors or the Compensation Committee may provide in any performance-based stock award that evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs or loan losses;

•	litigation or claims, judgments, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization or restructuring events or programs or discontinued operations;

•	extraordinary, non-core, non-operating, or non-recurring items;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	the impact of shares of stock purchased through share repurchase programs or share offerings;

•	tax valuation allowance reversals; and

•	impairment expense.

Upon attainment of the specified performance objectives (or, to the extent specified by the Board of Directors or Compensation Committee, partial attainment of such objectives), the grantee of a performance-based stock or restricted stock unit award will be entitled to receive the shares of stock, restricted stock and/or restricted stock unit specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except to the extent issuance of such shares of stock, restricted stock or restricted stock unit would constitute a violation of law.

Key Terms of the Plan

As described in more detail below, certain key terms of the 1992 Stock Option Plan include:

Plan Term	The Plan will terminate on February 26, 2020.

Administration

The 1992 Stock Option Plan is administered by the Compensation Committee, which consists of two or more directors, all of whom must be “non-employee” directors for purposes of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and “independent directors” for purposes of the New York Stock Exchange. However, the Board of Directors also retains the authority to amend or terminate the Plan.

Eligible Participants

As of February 1, 2015, there were approximately 2,862 full-time and part-time employees of the Corporation and its subsidiaries, and 10 non-employee directors of the Corporation who were eligible to participate in the Plan.

Shares Authorized	10,861,000 since Plan inception in 1992, subject to adjustment to reflect stock splits and similar events.

Award Types

Stock options, stock appreciation rights (“SARs”), restricted stock, performance-based stock, and restricted stock units (collectively, “Incentive Awards”). Performance-based stock awards may entitle the grantee to receive unrestricted stock, restricted stock, and/or restricted stock units upon satisfaction of the applicable performance criteria.

Service Requirement

All Incentive Awards granted from the 2.2 million additional shares approved by the shareholders at the 2003 annual meeting, the 1.6 million approved by the shareholders at the 2007 annual meeting, and the 2.6 million additional shares approved by the shareholders at the 2010 annual meeting have a minimum one-year service requirement.

Award Limits

The maximum number of shares that may be granted under the Plan to any officer or other employee of the Corporation or any subsidiary as options or SARs in any calendar year is 500,000. The maximum number of shares that may be awarded under the Plan to any officer or other employee of the Corporation or any subsidiary as restricted stock, performance-based stock, or restricted stock units in any calendar year is 100,000.

Prohibitions

•    Repricing of stock options and SARs is prohibited.

•    Liberal share counting is prohibited (i.e., shares derived from any of the following may not be added back to the Plan’s reserve: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve).

•    No option or SAR may be granted below fair market value.

•    All shares are subject to flexible share utilization with full-value awards counting as two shares.

Summary Description of the Material Terms of the Plan

A summary description of the provisions of the 1992 Stock Option Plan, as amended, is set forth below. This summary description is qualified in its entirety by the detailed provisions of the 1992 Stock Option Plan, which is incorporated by reference into this proposal.

Administration.    The Board of Directors has delegated administration of the 1992 Stock Option Plan to the Compensation Committee, which consists of two or more non-employee, outside, and independent directors appointed by the Board of Directors. The Compensation Committee has authority to grant and administer Incentive Awards made with respect to any eligible individuals, including the authority to make subsequent modifications to any such awards consistent with the Plan and to establish performance criteria in connection with any such awards. In addition, the Board of Directors may delegate to any officer of the Corporation the power and authority to grant Incentive Awards under the Plan to any newly hired employee of the Corporation or any subsidiary, who is employed at a level below Executive Vice President (but not in excess of the aggregate maximum number of shares specified by the Board for such purpose at the time of delegation or the number of shares remaining available for issuance under the Plan).

Eligibility.    The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualified stock options, SARs, restricted stock, performance-based stock and restricted stock units to eligible full-time employees and non-employee directors of the Corporation and its subsidiaries (each a “grantee”).

Common Stock Reserved for Issuance under the Plan.    The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 10,861,000 shares, which number of shares is subject to adjustment upon changes in the Corporation’s capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Liberal share counting is not permitted under the Plan, which means that no shares of stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve.

Service Requirement.    The following Incentive Awards will have a minimum one year service requirement: (1) all SARs awards, (2) options, restricted stock and performance-based stock awards granted from the 2.2 million additional shares approved by the shareholders at the Corporation’s 2003 annual meeting, (3) options, restricted stock and performance-based stock awards granted from the 1.6 million additional shares approved by the shareholders at the Corporation’s 2007 annual meeting, and (4) options, restricted stock, performance-based stock and restricted stock unit awards granted from the 2.6 million additional shares approved by the shareholders at the Corporation’s 2010 annual meeting.

Options.    The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except to the extent subject to the minimum one year service requirement described in the preceding paragraph or as otherwise provided in the particular award agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the 1992 Stock Option Plan on February 26, 2020. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement (for example, the Corporation may permit limited transfers of nonqualified options for the benefit of immediate family members of grantees to help with estate planning concerns).

Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

Stock Appreciation Rights.    A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the grant price as determined in good faith by the Board of Directors. The grant price of the SAR shall be no less than the fair market value of a share of Common Stock on the date of grant. Each SAR shall be settled in whole shares of Common Stock, with any fractional share of Common Stock that would result from exercise of the SAR eliminated entirely.

Annual Limit on Awards of Options and SARs.    The maximum number of shares that may be granted as options or SARs to any eligible employee of the Corporation or any subsidiary under the 1992 Stock Option Plan in any calendar year is 500,000 shares, subject to adjustments for changes in the Corporation’s capitalization.

Restricted Stock.    Restricted stock is shares of Common Stock awarded to a grantee, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria.

Restricted Stock Units.    Restricted stock units are rights to receive shares of Common Stock, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria.

Performance-Based Stock/Restricted Stock Units.    Performance-based stock and restricted stock units are Incentive Awards granted to a grantee which are subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Performance-based stock and restricted stock unit awards granted to individuals who are “covered employees” under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirements of “performance-based compensation” under Section 162(m).

Annual Limit on Restricted Stock, Performance-Based Stock, and Restricted Stock Unit Awards.    The maximum number of shares that may be awarded as restricted stock, performance-based stock, or restricted stock units to any eligible employee of the Corporation or any subsidiary under the 1992 Stock Option Plan in any calendar year is 100,000 shares, subject to adjustments for changes in capitalization.

Termination of Service or Employment.    If a grantee’s employment or service with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability:

•

with respect to an employee, his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the expiration of the ten-year term of the option unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire);

•

except as otherwise provided in the applicable award agreement, restricted stock and restricted stock units held by such grantee shall fully vest, and the grantee shall be entitled to the shares of stock as specified in the grantee’s award agreement; and

•

except as otherwise provided in the applicable award agreement, performance-based stock or restricted stock units (and stock, restricted stock and restricted stock units issuable in connection with such performance-based stock or restricted stock units) held by such grantee shall fully vest if and when the ordinary performance period for the award ends, but only to the extent that the applicable performance criteria are satisfied.

If the grantee’s employment or service with the Corporation or its subsidiaries terminates for any reason other than attaining normal retirement age (as defined in the Corporation’s pension plan), death or disability:

•

with respect to an employee, his or her options and SARs shall terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire); provided that if the employee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and exercisability of the option or SAR, vesting of the employee’s option or SAR will be prorated;

•

restricted stock and restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Board of Directors; except that if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and the lapse of all applicable restrictions and conditions, vesting of the grantee’s restricted stock and restricted stock units will be prorated; and

•

performance-based stock and restricted stock units issued to the grantee that are unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Board of Directors; and if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to completion of the performance period, the shares of performance-based stock or restricted stock units granted to the grantee will be eligible to become fully vested if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually vest will be prorated.

If an employee’s employment or service with the Corporation or its subsidiaries terminates by reason of normal retirement (as defined in the Corporation’s pension plan):

•

his or her options and SARs, whether or not exercisable on the date of termination of employment or service due to normal retirement, may be exercised at any time after such termination and before the expiration of the ten-year term of the option, unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire);

•	restricted stock and restricted stock units held by such employee shall fully vest, and the employee shall be entitled to the shares of stock as specified in his or her award agreement; and

•

performance-based stock or restricted stock units held by such employee shall fully vest if and when the ordinary performance period for the award ends, if, and only to the extent that, the applicable performance criteria are satisfied.

Unless otherwise provided in the applicable award agreement, an option or SAR granted to a non-employee director will not terminate until the expiration of the ten-year term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

Effect of Certain Corporate Transactions.    An appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price or grant price of shares subject to the unexercised portion of outstanding options or SARs granted prior to any such change, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, by reason of any:

•	merger;

•	consolidation;

•	reorganization;

•	recapitalization;

•	reclassification;

•	stock split-up;

•	combination of shares;

•	exchange of shares;

•	stock dividend; or

•	other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the outstanding option or SAR but with a corresponding proportionate adjustment in the per share exercise price or grant price, as applicable.

The 1992 Stock Option Plan and the Incentive Awards outstanding thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Corporation;

•	upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation;

•	upon the sale of substantially all of the assets of the Corporation to another corporation; or

•

upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation.

except to the extent provision is made in writing in connection with such transaction:

•	for the continuation of the Plan;

•	the assumption of the Incentive Awards; or

•

for the substitution for such Incentive Awards of new options, SARs, restricted stock, performance-based stock, or restricted stock units, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options or SARs, the per share exercise price or grant price.

In the event of such termination of the Plan, all restrictions on restricted stock, performance-based stock, and restricted stock units shall lapse, and the grantee shall become the owner outright of the stock, and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination, unless otherwise explicitly provided in the applicable award agreement.

Accelerated Vesting Upon Change Of Control.    Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a subsidiary immediately prior to a “change of control” (as defined in the Plan) shall become fully vested, and, in the case of options and SARs, exercisable, upon the change of control. Performance-based stock and restricted stock unit awards that become fully vested in accordance with the preceding sentence shall vest at the greater of (1) the target level determined under the award agreement, or (2) the amount determined as of the valuation date (which is the day immediately prior to the change of control or, if earlier, but contingent on consummation of the change of control, the date immediately prior to the signing of a definitive agreement that would result in a change in control) as though the valuation date were the natural end of the performance period. The provisions of this paragraph do not apply to any officer who declines to execute the amendment to the Change of Control Employment Agreement approved by the Board of Directors on January 31, 2005 or to the extent otherwise provided in the applicable award agreement.

Amendment and Termination of the Plan.    The Board of Directors may, at any time and from time to time, amend, suspend or terminate the 1992 Stock Option Plan with respect to shares of the Common Stock as to which Incentive Awards have not been granted. However, the Corporation’s shareholders must approve any amendment to the 1992 Stock Option Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•	increase the maximum number of shares of stock in the aggregate for which Incentive Awards may be granted (except for adjustments upon changes in capitalization);

•	change the minimum exercise price or the minimum grant price for a SAR set forth under the Plan (except for adjustments upon changes in the Corporation’s capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of the Plan; or

•	materially increase the benefits accruing to eligible individuals under the Plan.

Unless previously terminated, the Plan will terminate automatically at the end of its term on February 26, 2020. No termination, suspension or amendment of this Plan may, without the consent of the holder of the Incentive Award, impair the rights or obligations under any Incentive Award granted under the Plan.

Transferability of Incentive Awards.    Options and SARs granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Corporation may permit limited transfers of nonqualified options for the benefit of immediate family members of grantees to help with estate planning concerns. Shares of restricted stock, performance-based stock and restricted stock units granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board of Directors with respect to such shares.

No Repricing.    Except in connection with certain corporate transactions involving the Corporation, neither the Board of Directors nor the Compensation Committee may (i) amend the terms of outstanding options or SARs to reduce the exercise price or grant price, as applicable, (ii) cancel outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price or grant price, as applicable, of the original options or SARs, (iii) cancel outstanding options or SARs with an exercise price or grant price, as applicable, above the current fair market value in exchange for cash, other awards, or other securities, or (iv) to take any other action that would be treated as a repricing under the rules of the New York Stock Exchange, in each case, unless such action (A) is subject to and approved by the Corporation’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Stock is listed.

Plan Benefits

Because the grant of Incentive Awards pursuant to the 1992 Stock Option Plan will be within the discretion of the Compensation Committee and the independent members of the Board of Directors, it is not possible to determine the Incentive Awards that will be made to executive officers under the 1992 Stock Option Plan. Information regarding Incentive Awards made under the 1992 Stock Option Plan to the Corporation’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers in 2014 is provided on page 38. In 2014, under the 1992 Stock Option Plan, options covering a total of 0 shares of Common Stock were granted to all non-employee directors as a group, options covering 0 shares of Common Stock were granted to all current executive officers as a group, and options covering 0 shares of Common Stock were granted to all employees, including all current officers who are not executive officers, as a group. In addition, in 2014, 18,316 shares of restricted stock were granted to current directors, 145,732 shares of restricted stock were granted to all executive officers as a group, and 214,772 shares of restricted stock were granted to all employees, including all current officers who are not executive officers, as a group.

As of December 31, 2014, options to purchase 1,900,144 shares of Common Stock (173,918 of which were incentive stock options and 1,726,226 of which were nonqualified options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock).

U.S. Federal Income Tax Consequences of the 1992 Stock Option Plan

The U.S. federal income tax consequences of awards under the 1992 Stock Option Plan for grantees and the Corporation will depend on the type of Incentive Award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of shareholders. A grantee under the 1992 Stock Option Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.    The grant of an option is not a taxable event for the grantee or the Corporation. With respect to “incentive stock options,” a grantee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the exercise price will be included in the grantee’s alternative minimum taxable income in the year of exercise (except that, if the grantee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the grantee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the grantee’s basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

For the exercise of an incentive option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of a grantee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

If all of the requirements for incentive stock option treatment are met except for the special holding period rules set forth above, the grantee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the exercise price. However, if the grantee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the grantee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the grantee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the exercise price. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control.

If a grantee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the grantee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the grantee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the grantee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the grantee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the grantee’s basis in the shares would be taxable.

Nonqualified Options.    Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the grantee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the grantee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the grantee surrenders shares of Common Stock in payment of part or all of the exercise price for nonqualified options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the grantee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.    A grantee who is awarded restricted stock units generally will not recognize any taxable income for U.S. federal income tax purposes in the year of the award. Instead, the grantee will recognize ordinary income at the time the restricted stock units are paid to the grantee as Common Stock. In this case, the grantee’s basis for determining capital gain or loss upon subsequent disposition will be the fair market value of the Common Stock on the date the restricted stock units are paid to the grantee. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.    A grantee who is awarded unrestricted shares (after satisfaction of the applicable performance criteria for a performance-based stock or restricted stock unit award) will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares of Common Stock. The Corporation will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code.

Performance-Based Stock.    The award of performance-based stock will have no federal income tax consequences for the Corporation or for the grantee, except those attributable to the issuance of restricted or unrestricted stock (described in the preceding paragraphs) to the grantee upon satisfaction of the applicable performance criteria.

Stock Appreciation Rights.    There are no immediate U.S. federal income tax consequences of receiving an award of SARs under the 1992 Stock Option Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the grant price and the fair market value of the Common Stock on the date of exercise. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan.

The Board of Directors recommends a vote FOR approval of the material terms for payment of performance-based compensation under the 1992 Stock Option Plan. If not otherwise specified, proxies will be voted FOR approval.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Corporation’s equity compensation plans as of December 31, 2014.

Plan Category	Number of shares to be issued upon exercise of outstanding awards		Weighted-average exercise price of outstanding awards ($)	Number of shares remaining available for future issuance under equity compensation plans
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,900,144	[1]	24.95	1,957,089	[2]
Equity compensation plans not approved by security holders	None		None	None
Total	1,900,144		24.95	1,957,089

1	Includes 1,885,504 options outstanding under the 1992 Stock Option Plan and 14,640 options outstanding that were assumed in connection with merger and acquisition transactions.

2	Includes 1,957,089 shares available for grant under the 1992 Stock Option Plan and no shares available to grant under the 2001 Directors Retainer Fee Plan.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2016 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 13, 2015. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2016 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors,

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 13, 2015

ANNEX A

AMENDMENT NO. 8 TO THE

WEBSTER FINANCIAL CORPORATION

1992 STOCK OPTION PLAN

The Webster Financial Corporation 1992 Stock Option Plan, as amended and restated effective as of October 23, 2006 and as further amended (the “Plan”), is hereby amended effective February 26, 2015 as follows:

1. Section 2(b) of the Plan is hereby amended in its entirety to read as follows:

(b) Committee.    The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as (i) “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) “outside directors” for purposes of Section 162(m) of the Code, and (iii) “independent directors” in accordance with the rules of the stock exchange on which the Stock is listed. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

2. Section 6(c) of the Plan is hereby amended in its entirety to read as follows:

(c) Performance-Based Stock Awards.    For purposes of the Plan, “Performance-Based Stock” means an Incentive Award granted to a Grantee pursuant to this Section 6(c), which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the additional terms and conditions of this paragraph and the Plan generally, entitle the Grantee to receive Stock and/or Restricted Stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee an Incentive Award of Performance-Based Stock. No Performance-Based Stock may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each grant of Performance-Based Stock shall be effected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and, in the Board’s discretion, all or a portion of the shares of Stock subject to the Performance-Based Stock award may be issued at the time of grant subject to the applicable performance objectives.

The applicable performance objectives for a Performance-Based Stock award shall be established in writing by the Board before the ninetieth day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m). Performance objectives shall be based on one or more of the following criteria: (i) total shareholder return, (ii) income, (iii) the Stock price, (iv) earnings per share, (v) return on assets, equity or investments, (vi) operational efficiency, (vii) operating profit, (viii) operating revenue, (ix) operating expenses, (x) loan quality, including without limitation acceptable, adverse, criticized, past due, nonaccrual, and charge-off criteria, either in absolute terms or relative to loan portfolio or assets, (xi) net interest spreads, (xii) financial ratings by outside agencies, (xiii) fee income, (xiv) capital, including without limitation capital adequacy, capital regulatory achievements or compliance, and

A-1

ANNEX A

capital surplus, (xv) revenue targets, (xvi) expense targets, (xvii) market or market segment share or penetration, (xviii) shareholders equity, (xix) assets and liabilities, or (xx) any combination of the foregoing.

Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Board may provide in any Performance-Based Stock award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs or loan losses; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs or discontinued operations; (e) extraordinary, non-core, non-operating, or non-recurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs or share offerings; (i) tax valuation allowance reversals; and (j) impairment expense. To the extent such inclusions or exclusions affect awards that are intended to qualify as “performance-based compensation” pursuant to Code Section 162(m), such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Upon attainment of the specified performance objectives (or, to the extent specified by the Board, partial attainment of such objectives), the Grantee of a Performance-Based Stock award shall be entitled to the shares of Stock and/or Restricted Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Performance-Based Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Performance-Based Stock hereunder be held by an officer of the Corporation until the applicable performance objectives have been attained. The Board may also cause a legend to be placed on such certificates making appropriate reference to the conditions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, with respect to Stock treated as issued subject to attainment of performance criteria, Grantees shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of any such dividends. The Board may provide that any dividends paid on Performance-Based Stock must be reinvested in shares of Stock, which may or may not be subject to the same conditions applicable to such Performance-Based Stock.

3. Section 8(c) of the Plan is hereby amended in its entirety to read as follows:

(c) No Repricing.    Notwithstanding anything in this Plan to the contrary, the Board shall not have the authority (i) to amend the terms of outstanding Options or SARs to reduce the Option Price or grant price, as applicable, of any outstanding Option or SAR, (ii) to cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or grant price, as applicable, that is less than the Option Price or grant price, as applicable, of the original Options or SARs, (iii) to cancel outstanding Options or SARs with an Option Price or grant price, as applicable, above the current Fair Market Value in exchange for cash, other awards, or other securities, or (iv) to take any other action that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, unless such action (A) is subject to and approved by the Corporation’s shareholders or (B) would not be deemed to be a repricing under the rules of the stock exchange on which the Stock is listed; provided, that nothing in this Section 8(c) is intended to prevent appropriate adjustments to be made to outstanding awards, without shareholder approval, pursuant to Section 17.

4. Except as amended above, the Plan shall remain in full force and effect.

A-2

145 BANK STREET

WEBSTER PLAZA

WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M., Eastern Time, on April 22, 2015.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M., Eastern Time, on April 22, 2015. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M., Eastern Time, on April 22, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M82398-P59551	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEBSTER FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR ALL Nominees:

1.	To elect eleven directors to serve for one year terms (Proposal 1).
	Nominees:		For	Against	Abstain

1a.    William L. Atwell

1b.    Joel S. Becker

1c.    John J. Crawford

1d.    Robert A. Finkenzeller

1e.    Elizabeth E. Flynn

1f.    C. Michael Jacobi

1g.    Laurence C. Morse

1h.    Karen R. Osar

1i.    Mark Pettie

1j.    Charles W. Shivery

1k.    James C. Smith

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

						The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain
						2.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company (Proposal 2).	☐	☐	☐
3.

To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster Financial Corporation for the fiscal year ending December 31, 2015 (Proposal 3).

								☐	☐	☐
						4.	To approve the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4).	☐	☐	☐

The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of the Company.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M82399-P59551

REVOCABLE PROXY

Annual Meeting of Shareholders

April 23, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the “Company”) hereby appoints John J. Crawford, Robert A. Finkenzeller and Laurence C. Morse, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 23, 2015, at the Webster Bank Resource Center, 436 Slater Road, New Britain, Connecticut 06053, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of all nominees listed (Proposal 1); FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of the Company (Proposal 2); FOR the ratification of the Board of Directors’ appointment of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 3); FOR the approval of the material terms for payment of performance-based compensation under the 1992 Stock Option Plan (Proposal 4); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)